                                                                   EXHIBIT 10.18


                             BASIC LEASE INFORMATION

Lease Date:                March 26, 1996

Tenant:                    PCS Mail Service, Inc., a Delaware corporation

Tenant's Address:          c/o Lilly Corporate Center
                           Indianapolis, Indiana 46285

With a Copy to:            PCS Health Systems, Inc.
                           9501 East Shea Boulevard
                           Scottsdale, Arizona 85072-2115
                           Attn: Arnold A. Pinkston

                           Jackson & Walker, L.L.P.
                           1100 Louisiana, Suite 4200
                           Houston, Texas 77002
                           Attn: Kurt Nondorf

Contact:                   Debra K. Totten; Telephone: (317) 276-7920

Landlord:                  Alliance Commerce Center No. 5, Ltd., a Texas
                           limited partnership

Landlord's Address:        c/o Alliance Development Company
                           2421 Westport Parkway, Suite 200
                           Fort Worth, Texas 76177
                           Attn: Rick Patterson

With copy to:              Hillwood Development Corporation
                           1700 Lakeside Square
                           12377 Merit Drive
                           Dallas, Texas 75251
                           Attn: Frank Zaccanelli

Contact:                   Jon Napper; Telephone: (817) 224-6000


Premises:                  The Premises shall be (i) the approximately 93,764
                           square feet of space as indicated by the cross-hatched area on Exhibit "A" attached to the Lease, which is the entire rentable area in the building commonly known, or to be known, as "Alliance
                           Commerce Center 5" (the "Building") located or to be located on the land more particularly described on Exhibit "B" attached to the Lease (the "Land"), and
                           (ii) the tract of land containing approximately 2 acres that is more particularly described on Exhibit
                           "A-1" attached hereto and made a part hereof
                           ("Parking Tract") with respect to which Landlord has an easement estate pursuant to an easement agreement dated March __, 1996 executed by Hillwood/1358, Ltd., as grantor ("Grantor"), and Landlord, as grantee
                           ("Easement").

Project: Collectively, the Land, the Building, the Parking Tract and all other buildings, structures and improvements situated on the Land and the Parking Tract at any time during the Term. The Project is shown by cross-hatching on the site plan attached hereto as Exhibit "B-1" and made a part hereof.

Term: 120 months, commencing on July 1, 1996 ("Commencement Date") and ending at 5:00 p.m. on the last day of the 120th month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease. The Commencement Date may be delayed due to Landlord Delay as provided in Exhibit "C" attached hereto and made a part hereof.

Initial Base Rent:


                                                      Per Square Foot
Months              Monthly               Annual         Per Annum
------              -------               ------         ---------
1-60              $27,972.93           $335,675.12         $3.58
61-120            $32,192.31           $386,307.68         $4.12

                (Subject to adjustment as provided in the Lease)


Initial Tenant's proportionate
     share of Taxes:                         $5,547.70 per month

Initial Tenant's proportionate
     share of cost of insurance
     under Paragraph 10A:                    $390.68 per month

Initial Tenant's proportionate
     share of Common Area Charges:           $937.64 per month

Security Deposit:                            $0.00 per month

Tenant's Proportionate
Share: 100%.

Broker or Agent:                   CB Commercial Real Estate Group, Inc.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.


                                 LANDLORD:


                                 ALLIANCE COMMERCE CENTER NO. 5,
                                 LTD., a Texas limited partnership

                                 By: Hillwood Property Company,
                                     a Texas corporation, its general partner


                                 By: /s/ RICK PATTERSON
                                    ----------------------------------------
                                 Name: Rick Patterson
                                      --------------------------------------
                                 Title: President
                                       -------------------------------------

                                 TENANT:


                                 PCS MAIL SERVICE, INC.,
                                 a Delaware corporation


                                 By: /s/ MITCHELL E. DANIELS, JR.
                                    ----------------------------------------
                                 Name: Mitchell E. Daniels, Jr.
                                      --------------------------------------
                                 Title: President - North American
                                        Pharmaceutical Operations
                                        Eli Lilly and Company
                                       -------------------------------------

                                TABLE OF CONTENTS


                                                                 Page
                                                                 ----

1.  PREMISES AND TERM ......................................       1

2.  BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS ........       2

3.  COMMON AREA CHARGES ....................................       5

4.  TAXES ..................................................       5

5.  LANDLORD'S REPAIRS .....................................       6

6.  TENANT'S REPAIRS AND MAINTENANCE .......................       7

7.  ALTERATIONS ............................................       8

8.  SIGNS ..................................................       9

9.  UTILITIES ..............................................       9

10. INSURANCE ..............................................      10

11. FIRE AND CASUALTY DAMAGE ...............................      10

12. LIABILITY AND INDEMNIFICATION ..........................      11

13. USE ....................................................      12

14. INSPECTION .............................................      12

15. ASSIGNMENT AND SUBLETTING ..............................      13

16. CONDEMNATION ...........................................      14

17. HOLDING OVER ...........................................      15

18. QUIET ENJOYMENT ........................................      16

19. EVENTS OF DEFAULT ......................................      16

20. REMEDIES ...............................................      16

21. MORTGAGES ..............................................      20

22. MECHANIC'S LIENS .......................................      20

23. HAZARDOUS MATERIALS ....................................      21

24. MISCELLANEOUS ..........................................      22

25. NOTICES ................................................      24

26. LANDLORD'S LIEN ........................................      25

27. GUARANTY ...............................................      25

28. REPRESENTATIONS AND WARRANTIES .........................      25



29. ADDITIONAL PROVISIONS ..................................      26

EXHIBIT "A" - PREMISES .....................................     A-1

EXHIBIT "B" - LAND .........................................     B-1

EXHIBIT "C" - LEASEHOLD IMPROVEMENTS .......................     C-1

EXHIBIT "D" - MEMORANDUM OF ACCEPTANCE OF PREMISES .........     D-1

EXHIBIT "E" - [INTENTIONALLY OMITTED] ......................     E-1

EXHIBIT "F" - RENEWAL OPTIONS ..............................     F-1

EXHIBIT "G" - LEASE GUARANTY ...............................     G-1

EXHIBIT "H" - SUBORDINATION, NON-DISTURBANCE
              AND ATTORNMENT AGREEMENT .....................     H-1

EXHIBIT "I" - SUBORDINATION OF MORTGAGE ....................     I-1

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, made and entered into by Alliance Commerce Center No. 5, Ltd., a Texas limited partnership ("Landlord") and PCS Mail Service, Inc., a Delaware corporation ("Tenant");

                                   WITNESSETH:

         1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, the Premises, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. Tenant's rights under this Lease shall be subject to
(i) all matters of public record, including, without limitation, all easements, deed restrictions, covenants, conditions and restrictions, as may exist on the date hereof, and (ii) with respect to the Parking Tract, in addition to the matters in clause (i) immediately preceding and only until forty (40) days after Tenant notifies Landlord to terminate such lease, the terms of an existing agricultural lease between Grantor and Peterson Farms ("Ag Lease"). The term of this Lease ("Term") shall commence on the Commencement Date and shall end on the last day of the 120th month following the Commencement Date.

         A. Landlord shall deliver possession of the Premises (with the Building in Shell (hereinafter defined) condition as provided in Exhibit "C" attached hereto and made a part hereof) to Tenant on or before April 1, 1996. From and after the date on which possession of the Premises is so delivered to Tenant ("Possession Date"), all of Tenant's obligations under this Lease (including but not limited to Tenant's insurance and indemnity obligations hereunder) with respect to the Premises shall be in full force and effect (other than the obligation to pay Base Rent and the additional rent under Paragraph 2C hereof which shall commence on the Commencement Date). On the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a memorandum of acceptance of delivery of the Premises in the form attached hereto as Exhibit "D".

         B. It is agreed that, subject to the last sentence of this Paragraph 1B, Tenant shall have a one-time right to terminate this Lease effective as of June 30, 2003 ("Effective Termination Date") by: (i) giving Landlord written notice ("Termination Notice") of Tenant's exercise of such right at least 120 days prior to the Effective Termination Date; and (ii) paying to Landlord, in good current funds, the sum of $75,000.00 as a termination fee ("Termination Fee") concurrently with the delivery of the Termination Notice. Notwithstanding anything to the contrary contained herein, if Tenant fails to pay the Termination Fee (in good current funds) to Landlord concurrently with the delivery of the Termination Notice (i) the giving of the Termination Notice shall be deemed, ipso facto, null and void and of no force or effect, (ii) Tenant shall have no right to terminate this Lease pursuant to this Paragraph 1B, and (iii) this Lease shall continue in full force and effect in accordance with its terms. If this Lease is effectively and timely (time being of the essence thereof) terminated pursuant to this Paragraph 1B, the Lease shall terminate on the Effective Termination Date and, from and after the Effective Termination Date, the parties shall have no further rights or obligations hereunder (except for such rights and obligations as have accrued prior to the Effective Termination Date or those which are expressly provided herein as surviving the expiration of termination of this Lease). Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Paragraph 1B (and if such right has previously been exercised by Tenant, such prior exercise shall be deemed rescinded and ipso facto of no force or effect) if, at the time Tenant exercises such right (or at any time after such exercise and prior to the Effective Termination Date), an Event of Default shall exist under Section 19(A) of this Lease (or any condition shall exist that with the passage of time or the giving of notice, or both, could result in an Event of Default under Section 19(A) of this Lease).

         C. Although the Parking Tract is part of the Premises pursuant to this Lease, it is agreed that the Parking Tract shall be used only for the purpose of constructing a surface parking lot ("Parking Lot") for use by Tenant, its employees and invitees during the Term of this Lease. The Parking Lot shall be constructed on the Parking Tract by Tenant, at Tenant's sole cost and expense, and at such time as Tenant deems appropriate, in accordance with the terms of this paragraph; provided, however, Tenant shall give written notice to Landlord at least 40 days prior to the date on which Tenant intends to commence construction of the Parking Lot so as to enable Landlord to cause the Ag Lease to be terminated. Construction of the Parking Lot shall be done pursuant to a work letter to be entered into by Landlord and Tenant ("Work Letter") which Work Letter shall be in substantially the form of Exhibit "C" attached hereto and made a part hereof except that (a) the term "Work" shall refer to the work required to construct the Parking Lot;
(b) the term "Leasehold Improvements" shall be inapplicable; (c) provisions relating to the delay of the Commencement Date shall be inapplicable and (d) such other conforming changes shall be made to said Exhibit "C" for the purpose of said Work Letter as are reasonably necessary to make it applicable to the construction of the Parking Lot and as are agreed to by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, it is agreed that (i) Landlord (on its own behalf and on behalf of Grantor) expressly reserves the rights to grant utility and access easements and other similar rights to third parties with respect to the Parking Tract and to plat or replat the Parking Tract so long as Tenant's right to construct, maintain and use the Parking Lot for parking purposes is not unreasonably affected thereby, and so long as Landlord, Grantor or the third party is responsible for the repair of any parking improvements occasioned by such grant of easements or similar rights or the use thereof, (ii) Tenant shall not construct the Parking Lot on the portion of the Parking Tract on which an easement for the benefit of the City of Fort Worth exists as of the date hereof, and (iii) access from the Parking Tract to Eagle Parkway ("Tenant's Access") shall be at such location as has been reasonably approved by Landlord (which approval shall not be unreasonably withheld so long as Tenant's Access route does not impede access from Eagle Parkway to properties adjoining the Parking Tract). Although Tenant acknowledges the existence of the Easement, it is agreed that Tenant does not hereby assume any of the obligations of the grantee under the Easement.

         Landlord agrees that notwithstanding anything to the contrary contained herein, so long as Tenant performs its obligations under this Lease, Landlord shall be solely responsible for keeping the Easement in place to ensure Tenant's quiet enjoyment of the Parking Tract in accordance with the terms of this Lease.

         D. Notwithstanding the fact that the Term of this Lease and Tenant's obligation to pay rent does not commence until the Commencement Date, this Lease shall nevertheless be binding upon the parties in accordance with its terms when executed by Landlord and Tenant.

         E. Prior to the expiration or termination of this Lease (or of Tenant's right to possession following an Event of Default) Tenant shall have the exclusive right to use all parking areas on the surface parking lot on the Land and on the Parking Lot to be constructed on the Parking Tract, and shall have the exclusive right to use the exterior areas of the Project (subject to the sentence immediately following). Landlord hereby reserves the right to grant utility and access easements and other similar rights to third parties with respect to the Project (or portion thereof), to impose further covenants, conditions and restrictions with respect to the Project (or portion thereof) and to plat or replat the Project (or portion thereof) so long as Tenant's use of the Premises for the permitted use under Paragraph 13 hereof, or Tenant's right to use such exterior areas, is not unreasonably affected.

         2. BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.

         A. Tenant agrees to pay to Landlord base rent ("Base Rent") for the Premises, in advance, without demand, deduction or set off, at the following rates and amounts during the Term hereof:


                                                            Per Square Foot
               Months        Monthly          Annual          Per Annum
               ------        -------          ------          ---------
               1-60        $ 27,972.93      $335,675.12      $      3.58
               61-120      $ 32,192.31      $386,307.68      $      4.12

         The first monthly installment of Base Rent, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof and subsequent monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

         B. [Intentionally Omitted].

         C. In addition to Base Rent and Tenant's other obligations hereunder, Tenant agrees to pay its proportionate share (as defined in the Basic Lease Information) of the following costs and expenses (collectively, the "Reimbursable Expenses"): (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 4A below, (ii) the cost of maintaining insurance pursuant to Paragraph 10A below, (iii) Common Area Charges (hereinafter defined) payable by Tenant in accordance with Paragraph 3 below, and (iv) subject to Paragraph 2(D) below, the cost of any repair, replacement, or capital expenditures with respect to the Building required under any governmental law or regulation that was not applicable to the Building at time of original construction. During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses, as reasonably estimated by Landlord. Landlord agrees that all escrow amounts deposited by Tenant with Landlord that are attributable to Taxes shall be held by Landlord in an interest-bearing account ("Tax Escrow Account") in a financial institution selected by Landlord and reasonably acceptable to Tenant. All interest on the funds in the Tax Escrow Account shall accrue for the benefit of Tenant so long as no Event of Default exists hereunder, and such interest shall remain in and become a part of the funds in the Tax Escrow Account and shall be credited against Tenant's obligation to pay Taxes hereunder (provided that any such interest that remains unapplied after all obligations of Tenant with respect to its proportionate share of Taxes have been satisfied, shall be refunded to Tenant within 30 days after final determination of Tenant's obligation with respect to Taxes arising during the Lease Term). Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C (including the amounts in the Tax Escrow Account and all interest thereon) to pay such Reimbursable Expenses. Upon the occurrence of an Event of Default Landlord shall have no obligation to keep the escrow payments for Taxes in the Tax Escrow Account or any other segregated account (provided that such escrow payments for Taxes as well as any accrued interest thereon shall be credited to Tenant's obligation to pay Taxes hereunder). Landlord shall be entitled to revise its projection of such Reimbursable Expenses at any time (but no more frequently than once in any calendar year) and if Landlord so revises such projection, Tenant shall pay to Landlord, on the same day as Base Rent is due hereunder, an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses pursuant to Landlord's revised estimate thereof. By April 30 of each calendar year (or as soon thereafter as may be practicable) during the Term hereof, Landlord shall determine the actual Reimbursable Expenses for the preceding calendar year and shall notify Tenant thereof. If the Tenant's total escrow payments are less than Tenant's actual proportionate share of all such Reimbursable Expenses, Tenant shall pay the difference to Landlord within ten
(10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual proportionate share of all such Reimbursable Expenses, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments, or upon request of Tenant, refund such amount to Tenant within 10 days of Tenant's request therefor. Notwithstanding anything to the contrary contained herein or in Paragraph 3 below, the amount of Association Dues (hereinafter defined) that are included as a part of Common Area Charges in any year after the first year of the Lease Term shall not exceed 106% of the amount of Association Dues that were included in Common Area Charges for the immediately preceding year of the Lease Term.

         D. With respect to the cost of replacements or capital expenditures (as opposed to repairs) required under governmental law or regulation pursuant to Paragraph 2(C)(iv) above, it is agreed that if the replacement or expenditure is applicable to building owners generally (and is not necessitated due to Tenant's specific use of the Premises), then the cost of any such item shall be amortized over its useful life (at an interest rate of 8% per annum) in accordance with generally accepted accounting principles and the portion of the cost that shall be included within Paragraph 2(C)(iv) above shall be equal to the product of (i) the actual cost of such item (together with such interest at 8% per annum), multiplied by (ii) a fraction the numerator of which is the number of years (including partial years) remaining in the Lease Term as of the date of such replacement or expenditure including the number of years in any renewal term under Exhibit "G" attached hereto if the renewal option therefor has been exercised by Tenant prior to the replacement or expenditure (up to but not greater than the following described denominator), and the denominator of which is the useful life of the item in question; provided that if subsequent to any such replacement or expenditure Tenant exercises any renewal option, the portion of the cost included within Paragraph 2(C)(iv) above under this sentence shall be recalculated to include the length of the renewal term in question. Notwithstanding anything to the contrary contained herein, it is agreed that the cost of any replacement or capital expenditure under Paragraph 2(C)(iv) above that is necessitated due to Tenant's specific use of the Premises shall not be so amortized, or be allocated to Tenant based upon its proportionate share, but shall, instead, be paid for in full by Tenant upon Landlord's demand therefor.

         E. Tenant shall have the right, upon at least 10 days advance written notice to Landlord ("Audit Notice") and at Tenant's sole expense, to audit Landlord's books and records in order to verify actual Reimbursable Expenses or other reimbursable costs payable by Tenant to Landlord pursuant to this Lease (collectively, the "Auditable Costs"). Any such audit shall be performed during Landlord's normal business hours and, at Tenant's option, shall be performed by Tenant's internal staff or by a third party ("Outside Auditor") who is (i) impartial, (ii) not affiliated with Tenant, and (iii) an accounting firm or a firm in the business of performing audits of reimbursable expenses on behalf of tenants. In addition, it is agreed that with respect to Reimbursable Expenses for a particular year, such audit shall only be done after the year-end reconciliation of actual Reimbursable Expenses for such year has been effected in accordance with the terms of this Lease. Landlord shall have the right to dispute the result of any such audit by Tenant. If Landlord so disputes such audit, and if Landlord and Tenant are unable to resolve such dispute within 30 days, then the dispute shall be submitted to a reputable independent accounting firm reasonably acceptable to Landlord and Tenant ("Firm") for resolution, the cost of which Firm shall be paid equally by Landlord and Tenant except as provided below. The reasonable determination of the Firm shall be binding on Landlord and Tenant. If the parties' mutual agreement as to the Auditable Costs in question, or the determination of the Firm (as applicable), establishes that Tenant underpaid or overpaid the Auditable Costs which Tenant is required to pay to Landlord pursuant to this Lease, then Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment (as applicable), promptly upon the agreement of the parties or conclusion of such determination (as the case may be). In addition, if the final determination as to the Auditable Costs in question (whether pursuant to the parties' mutual agreement following Tenant's initial audit or pursuant to the determination of such Firm) establishes that Tenant overpaid the Auditable Costs which Tenant is required to pay to Landlord by 5% or more, then Landlord shall pay all costs of engaging the Firm (if such Firm was engaged) and Tenant's reasonable out-of-pocket expenses of engaging the Outside Auditor (but not the costs of Tenant's internal staff); provided that Landlord's obligation to pay such costs and expenses shall not apply to any overpayment made with respect to the first year of the Lease Term in which case Tenant shall pay its costs and expenses in connection with the audit and all costs of engaging the Firm. Except as provided above, each party shall pay its own expenses in connection with any such audit. Notwithstanding anything to the contrary contained herein Tenant's obligation to pay all amounts, and to perform all of its other obligations, under this Lease shall not be abated, suspended or otherwise affected during the pendency of the audit, dispute, reconciliation and determination procedure set forth above. Notwithstanding the foregoing, Tenant shall have the right to audit Landlord's books and records only with respect to the Auditable Costs for the calendar year immediately preceding the year in which Tenant gives the Audit Notice (provided, however, if any such audit with respect to the immediately preceding year discloses an overcharge by Landlord, then Tenant shall be entitled to audit Landlord's books and records with respect to

Auditable Costs with respect to which such overcharge occurred for four years immediately preceding the year in which Tenant gives the Audit Notice; and provided further, that in no event shall Tenant have the right to audit Landlord's books and records with respect to periods prior to the Commencement Date (unless necessary to substantiate any calculation of Auditable Costs with respect to periods subsequent to the Commencement Date). Payment by Tenant of Auditable Costs shall not be deemed to constitute a waiver by Tenant of its rights to audit Auditable Costs.

         3. COMMON AREA CHARGES. In addition to other amounts required to be paid by Tenant hereunder, Tenant shall pay to Landlord Tenant's proportionate share of the following costs and expenses (collectively, the "Common Area Charges"):

         A. The cost of repair, maintenance and replacement of: (i) the exterior of the Building (including painting), other than those structural repairs and replacements for which Landlord is responsible pursuant to Paragraph 5; (ii) all mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment and systems forming a part of the Project of which the Building forms a part (other than the cost of repair, replacement and maintenance of the items which are Tenant's responsibility pursuant to Paragraph 6 which shall be paid entirely by Tenant as provided in Paragraph 6); and (iii) all other common areas and facilities constituting a part of the Project of which the Building forms a part (including, but not limited to, the Parking Lot and other paved areas in and about the Building).

         B. The cost of maintenance and replacement of the grass, shrubbery and other landscaping in and about the Building and/or the Project.

         C. The cost of operating and maintaining in a good, neat, clean and sanitary condition all parking areas, driveways, alleys and grounds in and about the Building and/or the Project (including trash removal).

         D. Subject to the last sentence of Paragraph 2C above, the cost of assessments attributable to the Project under any applicable Declaration of Covenants, Restrictions and Easements (as may be amended from time to time) which are assessed by the applicable property owners association (collectively, the "Association Dues").

         E. The cost of operating and maintaining any property, facilities or services provided for the common use of Tenant and other lessees of the Project, which costs shall include, without limitation, security services (if furnished by Landlord).

         Notwithstanding the foregoing, "Common Area Charges" shall not include
(i) any expenses for which Landlord has received reimbursement by means of insurance proceeds or contractors' warranties or otherwise (provided, however, if Landlord is subsequently required to rebate or refund any such reimbursement, the amount of such rebate or refund shall be included within Common Area Charges), (ii) payments made by Landlord to affiliates of Landlord to the extent such payments exceed the amounts that would be paid for equivalent goods or comparable services to a third party unaffiliated with Landlord in an arms-length transaction, or (iii) management fees.

         4. TAXES.

         A. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises and the Project. (For purposes of this Lease, the term "Taxes" shall include the amount of any taxes that would otherwise be imposed but for the provisions of any tax abatement agreement with respect to which Landlord is a party which is entered into pursuant to chapter 312 of the Texas Tax Code; and for purposes of this Lease, such abated taxes shall be deemed to be payable by Landlord.) If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received herefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The term "Taxes" shall not include any real estate ad valorem taxes imposed on the Project as a result of a change in usage or ownership pursuant to Chapter 23 of the Texas Tax Code (as amended) and which are commonly referred to as "rollback taxes" ("Rollback Taxes"). Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the cost of such consultant (provided that if such consultant is engaged with respect to ad valorem taxes on other properties owned by Landlord (or its affiliates) as well as Taxes relating to the Project, then Tenant shall pay such portion of the cost of such consultant as is allocable to the Project on a reasonable and equitable basis).

         B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

         C. Except as provided in Paragraph 4D below, Tenant hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord's failure to send to Tenant a copy of any notice of reappraisal concerning the Premises, under Section 41.413(d) of the Texas Tax Code (provided that Landlord shall not be released from its obligations under Paragraph 4D below).

         D. Landlord agrees to provide to Tenant, within 10 days after Tenant's written request therefor, the most recent tax statements and notices of reappraisal relating to the Project that are in Landlord's possession. Tenant shall have the right (unless Landlord shall in good faith agree to contest, at Tenant's sole expense, such tax increase) to contest or resist, in good faith, diligently and by appropriate proceedings, the validity of the amount or rate of any increase or proposed increase in the Taxes, all at Tenant's sole expense. If Landlord shall agree to contest such Taxes, Landlord shall do so at Tenant's expense (the cost of which contest, if involving the property of Landlord in addition to the Project, shall be allocated to Tenant on a reasonable and equitable basis) and Tenant shall have the right to monitor Landlord's contest thereof; if Landlord elects not to contest such Taxes or, having elected to contest such Taxes, fails to contest such Taxes diligently and in good faith, and such failure continues uncured beyond a reasonable time following written notice from Tenant to Landlord, Tenant shall have the right to itself contest such Taxes. It shall be a condition precedent to Tenant's right to contest any such Taxes that Tenant provide Landlord with security (in a form (i) reasonably acceptable to Landlord and (ii) acceptable to Landlord's mortgagee) in an amount reasonably necessary to assure full payment of such Taxes being contested, together with all penalties, fines and interest and other fees and amounts that could be collected by the taxing authority in case the contest is unsuccessful (but in any event not less than the amount required by Landlord's mortgagee in connection with such contest of Taxes). Landlord shall cooperate with Tenant in contacting Landlord's mortgagee for the purpose of discussing the amount and form of security that such mortgagee may require in connection with any such contest of Taxes. Tenant shall in all events pay all such contested Taxes (together with all penalties, fines, interest and such other fees and amounts) at least 30 days prior to the date on which the Project (or any portion thereof) would be subject to foreclosure on account of nonpayment thereof. Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, liabilities and claims (including but not limited to attorneys' fees) incurred by or asserted against Landlord or the Project arising as a result of any such contest by Tenant. Landlord and Tenant agree to reasonably cooperate with one another in connection with all contests of Taxes under this Lease.

         5. LANDLORD'S REPAIRS.

         Tenant understands and agrees that Landlord's maintenance, repair and replacement obligations are limited to those expressly set forth in this Paragraph 5 and in Paragraph 6D below. Landlord (i) at its own cost and expense, shall be responsible only for repair, maintenance and replacement of the roof, foundation and the structural members of the exterior walls of the Building, reasonable wear and tear excluded, and (ii) subject to reimbursement by Tenant as a part of Common Area Charges, shall be responsible for the upkeep and landscaping of all exterior portions of the Premises, including the repair and maintenance of the Parking Lot, other parking facilities and common area facilities of the Project. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall give Landlord prompt written notice of defect or need for repairs after which Landlord shall have reasonable opportunity to repair same or cure such defect, provided that Landlord shall commence to repair same within 10 days after written notice from Tenant and shall diligently pursue such replacement or repair until completion. All repairs shall be made in a good and workmanlike manner.

         6. TENANT'S REPAIRS AND MAINTENANCE.

         A. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises (including, but not limited to, the floor slab of the Premises and the mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment, fixtures and systems forming a part of the Premises), in good, neat, clean, sanitary and operable condition and (ii) promptly make all necessary repairs and replacements to the Premises in a good and workmanlike manner. Notwithstanding the foregoing, it is agreed that Tenant shall not be required to make or do any repairs, maintenance or replacement to the extent such repairs, maintenance or replacement are Landlord's obligation under Paragraph 5 above or Paragraph 6D below. In addition to the foregoing, Tenant shall, at its sole expense, repair any damage to the Premises or the Building caused by the negligent or intentional acts or omissions of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. Tenant shall have no obligation to make any repairs necessitated by the negligent or intentional acts or omissions of Landlord or Landlord's employees, agents or invitees or caused by Landlord's default hereunder (provided that this sentence shall not expand Landlord's obligations with regard to Defects which obligations shall be governed by Paragraph 6D below).

         B. In addition to Tenant's other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by the applicable manufacturer for servicing all hot water, heating and air conditioning systems and equipment and elevator equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises.

         C. Tenant's obligations with respect to the "floor slab" of the Premises pursuant to Paragraph 6A(i) above (i) shall be construed as referring to the slab on grade of the Premises and not the foundation of the Building, and
(ii) shall apply only to the extent that the repair and maintenance of the floor slab is not caused by the failure of the foundation of the Building (such as, without limitation, a failure of the foundation caused by shifting of soil or other sub-grade conditions not caused by Tenant or its agents, contractors or invitees) or by a defect in materials or workmanship in the initial pouring of such slab.

         D. Landlord agrees that if a Defect (hereinafter defined) is discovered by Tenant on or prior to the first anniversary of the Commencement Date ("First Anniversary"), Tenant shall give Landlord written notice thereof ("Defect Notice") on or prior to the First Anniversary (time being of the essence with respect thereto). If Landlord receives a Defect Notice prior to the First Anniversary, Landlord shall, at its sole expense, cause such Defect to be repaired or remedied at Landlord's sole cost and expense. Notwithstanding the foregoing, nothing contained in this Paragraph 6D shall: (i) require Landlord to repair or remedy any Defect to the extent such repair or remediation is necessitated due to the negligence, or intentional acts or omissions of, or misuse of the item requiring such repair or remediation by, Tenant or its employees, agents, contractors or invitees; (ii) require Landlord to repair or remedy any Defect if the coverage afforded by any warranty or maintenance/service contract relating to the item in question has been impaired or invalidated by the negligent acts or omission or willful misconduct of Tenant or its employees, agents, contractors or invitees; (iii) require Landlord to repair or remedy any Defect with respect to which a Defect Notice is not received by Landlord on or prior to the First

Anniversary; (iv) give Tenant any defense to the payment when due of, or the right to offset any amounts against, Base Rent, additional rent or other amounts due from Tenant to Landlord hereunder; or (v) be enforceable against any mortgagee of Landlord who succeeds to the interest of Landlord in the Premises and the Building as a result of foreclosure of any mortgage or deed of trust affecting the Premises or the Building (or as a result of a conveyance in lieu of foreclosure). Landlord may satisfy its obligations under this Paragraph 6D by electing to proceed under any manufacturers' and construction warranties and/or maintenance/service contracts provided to Landlord in connection with the construction of the Shell and Tenant hereby agrees to cooperate with Landlord (at no cost to Tenant) in securing the performance by any manufacturer, contractor or subcontractor under the warranty provided by such party and/or the maintenance/service contractor of the work required to be performed by it under any such maintenance/service contract.

         "Defect" means (i) any defect in the design, materials or workmanship in the initial construction of the Shell (hereinafter defined) which interferes with the normal use and occupancy of the Building by Tenant for warehouse and distribution purposes, or (ii) any failure of the Shell to comply with the Shell Plans, except for substitutions necessary because of the discontinuance or unavailability of materials and minor variations resulting from actual construction of the Shell that do not materially interfere with the normal use and occupancy of the Building by Tenant for warehouse and distribution purposes.

         7. ALTERATIONS.

         Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord; provided, however, Tenant may make alterations that are non-structural in character (i) without Landlord's consent (but with prompt written notice to Landlord) so long as the cost thereof does not exceed $25,000 during the Term of this Lease, and (ii) with Landlord's prior written consent (which consent shall not be unreasonably withheld so long as such work does not impair the structural integrity of the Building) with respect to non-structural alterations in excess of $25,000 during the Term of the Lease (collectively, the "Permitted Non-Structural Alterations"). If Landlord denies consent to proposed non-structural alterations under clause (ii) of the immediately preceding sentence, Tenant may nevertheless make such alterations ("Other Non-Structural Alterations") so long as (A) Tenant, at its sole expense, demolishes and removes from the Premises such Other Non-Structural Alterations prior to the termination or expiration of this Lease (or the permanent vacating of the Premises by Tenant) and (B) the Other Non-Structural Alterations do not impair the structural integrity of the Building. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (including, but not limited to, conveyor systems and all electrical systems associated therewith) as it desires without the consent of Landlord. Tenant's erection of such shelves, bins, machinery and trade fixtures and the construction of the Permitted Non-Structural Alterations and the Other Non-Structural Alterations shall be on the express condition that:
(i) such items do not impair the structural integrity of the Premises, the Building or such improvements; (ii) such items may be removed without material injury to the Premises; and (iii) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with the "Alliance Development Guidelines". All alterations, additions, improvements and partitions erected by Tenant as well as the Non-Structural Alterations and the Other Non-Structural Alterations shall be and remain the property of Tenant during the Term of this Lease. On or before the earlier to occur of the date of termination of this Lease or permanent vacating of the Premises by Tenant, Tenant shall, at its sole expense, demolish and remove from the Premises all Other Non-Structural Alterations and shall deliver up to Landlord the Premises in its condition following the completion of the Leasehold Improvements constructed in accordance with the Working Drawings pursuant to Exhibit "C" attached hereto and made a part hereof as subsequently modified by the Permitted Non-Structural Alterations (reasonable wear and tear excepted). All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or impair the structural integrity of the Building and other improvements situated on the Premises. Following the completion of all alterations, additions or improvements (including Non-Structural Alterations and the Other Non-Structural Alterations), Tenant shall deliver to Landlord accurate, reproducible "as built" plans of such alterations, additions or improvements, as constructed.

Notwithstanding anything to the contrary contained herein, it is agreed that the use of and access to the roof of the Building is expressly reserved to Landlord and is expressly denied to Tenant (except in order to permit Tenant to discharge its obligation to repair, maintain and service the HVAC unit situated on the roof of the Building and to install, repair, maintain and remove the Telecommunications Equipment as hereinafter provided or to comply with Tenant's other obligations under this Lease). Tenant shall not penetrate the roof of the Building in any manner, nor install or construct any alterations, additions or improvements thereon, nor otherwise use or occupy the roof at any time during the Term hereof (except (i) such penetration of the roof as is contemplated by the Working Drawings, and (ii) such use and occupation of the roof as is necessary in order to permit Tenant to discharge its obligation to repair, maintain and service the HVAC unit situated on the roof of the Building and to install, repair, maintain and remove the Telecommunications Equipment or to comply with other provisions of this Lease). In those circumstances where Tenant is entitled to enter onto the roof in accordance with the preceding sentence, Tenant shall not in any event cause the roof warranty of the Building to be impaired or invalidated (in whole or in part).

         Notwithstanding anything to the contrary contained herein, it is agreed that this Paragraph 7 shall not apply to the construction of the Leasehold Improvements initially constructed by Tenant pursuant to Exhibit "C" attached hereto and made a part hereof, the construction of which Leasehold Improvements shall be governed by such Exhibit "C".

         8. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall repair, paint, and/or replace the Building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all at Tenant's sole cost and expense. Tenant shall not (i) make any changes to the exterior of the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Building, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Building shall conform in all respects to the criteria established by Landlord and to the requirements of all covenants, conditions and restrictions applicable to the Premises and the Building (including, but not limited to, approval by the Development Review Board).

         9. UTILITIES. Tenant shall timely pay (to the applicable utility provider or to Landlord if such amounts have been billed to Landlord, but Tenant shall not be required to make duplicate payments to the utility provider and to Landlord) for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises (including, but not limited to the cost of utilities consumed in connection with providing electrical power for the Building's canopy lighting, the lighting of the parking facilities and other common areas and facilities associated with the Project, the Building's fire pump room and irrigation system, together with any taxes, penalties, deposits, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities). Tenant shall pay all impact or other fees associated with utility hook-ups or meter installations required subsequent to Tenant's initial occupancy of the Premises. Landlord or Tenant shall have the right to cause any of said services to be separately metered to Tenant at Tenant's expense. Tenant shall not be required to pay any late fees or penalties assessed against Landlord and associated with the late payment of such utility charges (unless caused by Tenant's late payment of sums due hereunder to Landlord). Landlord shall not be liable for any interruption or failure of utility service on the Premises unless caused by Landlord's negligence or willful misconduct in which case Landlord shall promptly cause such service to be restored and shall be liable for any actual damages caused thereby. Amounts to be paid pursuant to this Paragraph 9 shall in no event be duplicative of payments required to be made by Tenant pursuant to other provisions of this Lease.

         10. INSURANCE.

         A. Landlord shall maintain insurance covering the Building in an amount not less than the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary and is carried by prudent owners of similar projects.

         B. Tenant, at its own expense, shall maintain from and after the Possession Date and continuing during the Term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Two Million Dollars ($2,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain from and after the Possession Date and continuing during the Term of this Lease fire and extended coverage insurance covering the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant (including, but not limited to, the Leasehold Improvements constructed pursuant to Exhibit "C" attached hereto and made a part hereof), and all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured (except for the worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord, (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. In addition, such insurance provided by Tenant shall be primary coverage for Landlord when any policy issued to Landlord is similar or duplicate in coverage, and Landlord's policy shall be excess over Tenant's policies. All insurance policies carried by Tenant hereunder shall expressly provide (by endorsement or otherwise) that Landlord's rights thereunder shall be assignable to Landlord's mortgagee who shall be shown as an additional insured thereon. Copies of said policy or policies or certificates thereof shall be delivered to Landlord by Tenant prior to Tenant's taking possession of the Premises (or any portion thereof) upon each renewal of said insurance.

         C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) materially increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of Landlord's insurance on the Premises or the Building forming a part of the Premises is caused by Tenant's specific use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

         11. FIRE AND CASUALTY DAMAGE.

         A. If the Building should be damaged or destroyed by fire or other peril, Tenant shall give prompt written notice to Landlord. If the Building should be totally destroyed by fire or other peril, or if it should be so damaged thereby that, in the Architect's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         B. If the Building should be damaged by fire or other peril, and in the Architect's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Building to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant (including, but not limited to, the Leasehold Improvements constructed pursuant to Exhibit "C" attached hereto and made a part hereof). Effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Building is untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding of the Building have not been substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage (subject to Force Majeure Delays [hereinafter defined] and any delays caused by Tenant or its employees, agents or contractors), Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         C. Any determination as to the length of time it would take to rebuild and restore the Building following a fire or other casualty shall be reasonably made by the Architect. "Architect" shall mean (i) the architect who initially designed the Shell portion of the Building, or (ii) if such architect shall refuse or be unable or fail to make such determination, then another licensed architect who is impartial, not affiliated with either Landlord or Tenant and who is reasonably acceptable to both parties.

         D. Landlord and Tenant hereby waive and release each other (but only to the extent of the insurance coverage required to be maintained by the respective parties hereunder) of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any liability, loss or damage that may occur to the Premises or the Building, or personal property (building contents) within the Building and/or Premises as the result of any fire or other casualty required to be insured against under this Lease. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph and to have the insurance policies properly endorsed to reflect such waivers.

         12. LIABILITY AND INDEMNIFICATION. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT TENANT HAS RELEASED, LANDLORD SHALL INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVE-MENTIONED PARTIES (COLLECTIVELY, THE "TENANT AFFILIATES") FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES, JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING WITHOUT LIMITATION, ALL COSTS, ATTORNEYS' FEES AND EXPENSES INCURRED IN CONNECTION THEREWITH) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE
(I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR OF THE BUILDING FORMING A PART OF THE PREMISES, WHEN SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OF, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY LANDLORD OR ANY LANDLORD AFFILIATES (AS SUCH TERM IS HEREINAFTER DEFINED) OR INVITEES OR (II) ARISING FROM A BREACH, VIOLATION OR NONPERFORMANCE OF ANY TERM, PROVISION, COVENANT OR AGREEMENT OF LANDLORD HEREUNDER, OR A BREACH OR VIOLATION BY LANDLORD OF ANY COURT ORDER OR ANY LAW, REGULATION OR ORDINANCE OF ANY FEDERAL, STATE, OR LOCAL AUTHORITY (COLLECTIVELY, THE "TENANT LOSSES") EXCEPT TO THE EXTENT THE TENANT LOSSES ARE CAUSED WHOLLY OR IN PART BY THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF TENANT AND/OR ANY TENANT AFFILIATES, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH TENANT LOSSES RESULTING FROM THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF TENANT AND/OR ANY TENANT AFFILIATES. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LANDLORD HAS RELEASED, TENANT SHALL INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND LANDLORD, ITS AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVE-MENTIONED PARTIES (COLLECTIVELY THE "LANDLORD AFFILIATES") FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES, JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY

(INCLUDING, WITHOUT LIMITATION, ALL COSTS, ATTORNEYS' FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE
(I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR OF THE BUILDING FORMING A PART OF THE PREMISES, INCLUDING WITHOUT LIMITATION ELEVATORS, STAIRWAYS, PASSAGEWAYS OR HALLWAYS, THE USE OF WHICH TENANT MAY HAVE IN ACCORDANCE WITH THIS LEASE, WHEN SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OF, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY TENANT, OR ANY TENANT AFFILIATES, OR INVITEES, OR
(II) ARISING FROM A BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT OR AGREEMENT OF TENANT HEREUNDER, OR A BREACH OR VIOLATION BY TENANT OF ANY COURT ORDER OR ANY LAW, REGULATION, OR ORDINANCE OF ANY FEDERAL, STATE OR LOCAL AUTHORITY (COLLECTIVELY, THE "LANDLORD LOSSES"), EXCEPT TO THE EXTENT THE LANDLORD LOSSES ARE CAUSED WHOLLY OR IN PART BY THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD AND/OR LANDLORD AFFILIATES IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LANDLORD LOSSES RESULTING FROM THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD AND/OR LANDLORD AFFILIATES. IF ANY CLAIM IS MADE AGAINST LANDLORD OR LANDLORD AFFILIATES, OR AGAINST TENANT OR TENANT AFFILIATES (AS APPLICABLE), THE INDEMNIFYING PARTY, AT ITS SOLE COST AND EXPENSE, SHALL DEFEND ANY SUCH CLAIM, SUIT OR PROCEEDING BY OR THROUGH ATTORNEYS SATISFACTORY TO THE INDEMNIFYING PARTY. THE PROVISIONS OF THIS PARAGRAPH 12 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.

         13. USE. The portion of the Premises situated in the Building shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, for office purposes, and for such other lawful purposes as may be incidental thereto. The portion of the Premises consisting of the Parking Tract shall be used only for the purpose of the Parking Lot. Tenant acknowledges that it does not intend to use the Premises to serve the public. Outside storage (other than temporary storage not in excess of 5 days), including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall be responsible for complying with
(i) all governmental laws, ordinances and regulations applicable to the use and occupancy of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, (ii) the requirements of all deed restrictions, restrictive covenants and other covenants, conditions and restrictions affecting the Building and/or the Land, and (iii) the requirements of "Alliance Development Guidelines" as may exist from time to time, and all amendments thereto so long as such amendments do not unreasonably interfere with Tenant's use of the Premises for the permitted use under this Paragraph 13. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord.

         14. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at all reasonable times, upon prior reasonable notice, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Premises. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six (6) months prior to the end of the Lease Term, upon 24 hours' prior telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Prior to vacating the Premises Tenant shall arrange to meet with Landlord for a joint inspection of the Premises to be conducted prior to Tenant's vacating.

         15. ASSIGNMENT AND SUBLETTING

         A. Tenant shall not assign (either voluntarily, nor permit assignment by operation of law), sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord; provided, however, Tenant may without Landlord's prior written consent (but with prompt written notice to Landlord following any such transaction) assign this Lease or sublet the Premises to any entity that controls, is controlled by, or is under common control with, Tenant (individually, an "Affiliate"). Landlord agrees that it shall not unreasonably withhold its consent to any assignment or subletting proposed to be entered into by Tenant. In considering whether it should consent to any subletting or assignment requested by Tenant, Landlord may take into consideration (among other factors) the credit standing of the proposed assignee or subtenant, the purpose for which the Premises would be used by the proposed assignee or subtenant (including whether such use would violate any exclusive rights that might be in existence and by which Landlord may be bound, or violate any deed restrictions, restrictive covenants, covenants, conditions and restrictions, or the "Alliance Developments Guidelines," as may then be in existence, it being understood and agreed that Landlord shall have the right to refuse its consent if the proposed use by the assignee or subtenant would result in any such violation), the length of the proposed sublease, the business reputation of the proposed assignee or subtenant, whether the proposed assignee's or subtenant's operations would involve use of hazardous substances, and all other relevant factors. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed sublessee or assignee.

         B. In addition to, but not in limitation of, Landlord's right to approve of any sublessee or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting for the remaining unexpired Term of the Lease or assignment, to terminate this Lease, or in case of a proposed subletting of less than the entire Premises for the remaining unexpired Term of the Lease, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within ten business days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term of this Lease shall end on the date stated in Landlord's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as reasonably estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease for the expiration of the Term hereof) and except for those obligations and liabilities which, by the express terms of this Lease, are to survive any expiration or termination hereof. If Landlord recaptures only a portion of the Premises under this Paragraph (i) the Base Rent (with respect to only that portion of the Premises situated in the Building that is so sublet) during the unexpired Term hereof shall abate proportionately (based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture), (ii) Tenant's proportionate share with respect to the Premises (other than the Parking Tract) shall be adjusted from and after the date of the recapture so that the numerator is the number of square feet of space in the Building that are not so recaptured, and the denominator is 93,764, and (iii) Tenant's proportionate share with respect to the Parking Tract shall be adjusted in a manner that is fair and equitable under all of the circumstances (considering, among other relevant factors, whether proposed sublessee is to use parking on the Parking Tract). Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing in connection with any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.

         C. Upon the occurrence of an assignment or subletting, whether or not consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys to Landlord all rents or other sums received or receivable by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and agrees to pay such amounts to Landlord within ten (10) days after receipt; provided, however, Tenant shall first be reimbursed out of such excess for any and all reasonable finish-out expenses, real estate brokerage commissions, attorneys' fees and other sums incurred by Tenant in connection with such assignment or subletting.

         D. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         E. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by accepting any such assignment, sublease or transfer shall be deemed to have assumed Tenant's obligations hereunder, and shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Transferees. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         F. Any merger or consolidation of Tenant shall not require Landlord's consent so long as the surviving entity in such merger or consolidation has a net worth (determined in accordance with generally accepted accounting principles, consistently applied) immediately following such merger or consolidation that is equal to or greater than Tenant's net worth (as so determined) immediately prior to such merger or consolidation.

         16. CONDEMNATION.

         A. If due to any taking for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof ("Taking") (i) any portion of the parking areas constituting a part of the Project are taken such that, following the Taking, the remainder of the Premises are rendered untenantable, or (ii) any portion of the Land is taken such that access to the Building would be materially impaired as a result of the Taking, or (iii) more than 25% of the Building is taken, or
(iv) such portion of the Building is taken as would render the remainder of the Premises untenantable, this Lease shall terminate upon written notice from Tenant to Landlord sent within 30 days following the Taking and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such Taking. Notwithstanding the foregoing if Tenant gives notice of termination as a result of a Taking pursuant to clauses (i) or (ii) above, Landlord shall have the right (but not the obligation) to substitute an alternative parcel of Land ("Substitute Parcel") owned by Landlord or its affiliates, or alternative areas for such lost parking and access ("Substitute Areas"), for the purpose of providing access and parking to Tenant in lieu of access and parking that are lost as a result of such Taking. Landlord may give Tenant written notice ("Substitution Notice") that

Landlord so elects to provide the Substitute Parcel or Substitute Areas for such purposes, which Substitution Notice, if given by Landlord, shall be given within 30 days after Tenant's termination notice. If Landlord gives the Substitution Notice and if the Substitution Parcel or Substitute Areas are reasonably acceptable to Tenant as being a reasonable substitute for the access and parking lost as result of such Taking: (i) Tenant's termination notice shall be ipso facto null and void and this Lease shall continue in full force and effect, and
(ii) the parties shall promptly (but in all events within 30 days after the date of the Substitution Notice) enter into an amendment to this Lease whereby (A) if a Substitute Parcel is provided, the Substitute Parcel is substituted for the areas so taken and (B) Tenant agrees to pay rent for the Substitute Parcel (in lieu of the rent which is otherwise abated under the preceding provisions of this Paragraph 16) at a rate which is fair and equitable under all of the circumstances.

         For purposes of this Paragraph 16(A), access shall be deemed to be "materially impaired" only if access to the Building following the Taking would be reduced to such an extent as to prevent Tenant from conducting its business at the Premises in a manner reasonably comparable to Tenant's conduct of its business at the Premises prior to the Taking.

         For purposes of this Paragraph 16(A), "untenantable" shall mean that following the Taking the Premises would be unfit for Tenant's continued operation of its business in a manner reasonably comparable to Tenant's conduct of its business at the Premises prior to the Taking.

         B. If this Lease is not terminated under Section 16(A) above as a result of a Taking, this Lease shall continue in full force and effect but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances (but without, duplication of any other rental abatement under Paragraph 16(A) above).

         C. All compensation awarded in connection with or as a result of any condemnation proceedings affecting the Premises (or any portion thereof) shall be the property of Landlord; and Tenant hereby assigns any interest in any such award to Landlord. Notwithstanding the foregoing, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements (it being agreed that Tenant may pursue such award from the condemning authority).

         17. HOLDING OVER. At the expiration of this Lease, Tenant immediately shall deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises or any part thereof after such expiration, or fails to complete any repairs required hereby, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) the creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to 150% of the rental being paid monthly to Landlord under this Lease immediately prior to such expiration (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. If Tenant holds over beyond the 30th day following the end of the Lease Term, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

         18. QUIET ENJOYMENT. Landlord represents to Tenant that Landlord has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth and is not in default beyond any cure period, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance from Landlord subject to the terms and provisions of this Lease.

         19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be an event of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of the Base Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date Tenant receives written notice of such failure (provided that Tenant shall be entitled to such notice and opportunity to cure on only two occasions during any 12-month period).

         B. The Tenant or any guarantor of the Tenant's obligations hereunder shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

         C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking: (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

         D. Tenant shall (i) vacate, desert, or abandon all or a substantial portion of the Premises, or threaten to do so or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default in payment of the rental payments due under this Lease. (It is acknowledged that Landlord's remedies for an Event of Default solely by virtue of this Paragraph 19D shall be governed by Paragraph 20(J) below).

         E. Tenant shall fail to discharge any lien placed upon the Premises, or shall fail to contest same in accordance with Paragraph 22 below, within thirty
(30) days after any such lien or encumbrance is filed against the Premises.

         F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this Paragraph 19), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant (provided, however, if such failure cannot through the exercise of reasonable diligence be cured within such 30-day period, an Event of Default shall not be deemed to have occurred so long as Tenant commences its curative efforts within such 30-day period and thereafter diligently prosecutes same to completion).

         20. REMEDIES.

         A. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue, without any notice or demand, any one or more of the following remedies and/or any other remedies to which Landlord is entitled at law or in equity:

                  (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without any further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and remove Tenant and its effects without being liable for prosecution or any claim for damages therefor, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Term.

                  (2) If the Event of Default relates to nonpayment of Base Rent or any other monetary sum due hereunder, terminate this Lease, in which event Tenant's default shall be deemed a total and entire breach of Tenant's obligations under this Lease and Tenant immediately shall become liable for damages in an amount equal to the excess of (i) the total rental for the remainder of the Term, discounted at the Prime Rate (hereinafter defined) to the then present value, together with all other expenses incurred by Landlord in connection with Tenant's default, all sums due pursuant to Paragraph 20B below, and the unpaid rental due as of the date of termination, over (ii) the fair market rental value of the Premises for the balance of the Term, discounted at the Prime Rate to the then present value. For the purposes of clause
         (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which the Lease was terminated. It is acknowledged, intended and agreed that the amounts which Landlord is entitled to recover under this Paragraph 20A(2) constitute liquidated damages and not a penalty for Tenant's defaults related to nonpayment of rental. Such amounts constitute the parties' best, good faith, and reasonable estimate of the damages which would be suffered by Landlord in the event any such default occurs, the exact amount of such damages being difficult or impractical to calculate.

                  (3) Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Paragraph 20B below, together with any deficiency that may arise by reason of such reletting.

                  (4) Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, together with interest thereon at the highest lawful rate from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.

                  (5) Require Tenant to pay any rental in quarterly installments in advance of each calendar quarter during the Term by certified or cashier's check.

                  (6) Without notice, alter the locks and any other security device or devices which allow Tenant access to the Premises or the Building of which the Premises form a part, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with the Building as well as utility services to the Premises. This Paragraph 20A(6) is intended to and shall supersede the provisions of
         Section 93.002 of the Texas Property Code.

         B. Upon the occurrence of an Event of Default, in addition to any other sum provided to be paid herein, but without duplication, Tenant also shall be liable for and shall pay to Landlord: (i) brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing the Premises and (v) all reasonable expenses incurred by Landlord in enforcing or defending

Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

         C. In the event Tenant fails to make any payment due hereunder when payment is due, and such failure continues for 5 days after the date on which such payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment (provided, however, if such failure occurs on two (2) occasions during any 12-month period, then on the third (3rd) and any subsequent failure by Tenant to make any payment hereunder on the date on which the same is due, Tenant shall not be entitled to such 5-day grace period and, instead, such late charge shall be due and payable if such payment is not received by Landlord on the due date therefor). The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         D. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to this Lease, at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with that or any subsequent default.

         E. The term "Prime Rate" as used herein shall mean the per annum "prime rate" of interest as published, on the date on which this Lease is terminated in accordance with this Paragraph 20, by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates," or if The Wall Street Journal is not published on the date on which this Lease is terminated, then the "prime rate" of interest as published in The Wall Street Journal on the most recent date prior to the date on which this Lease is so terminated.

         F. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying in detail such failure (or if the failure cannot be corrected, through the exercise of reasonable diligence, within such 30-day period, if Landlord does not commence to correct same within such 30-day period and thereafter diligently prosecute same to completion), Tenant's sole and exclusive remedy shall be (i) an action for damages or (ii) if such failure can be cured by the payment of money, Tenant shall have the right to cure such failure on behalf of Landlord and, in connection therewith, expend such reasonable sums as are reasonably necessary to cure such failure. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event Tenant exercises its rights under clause (ii) of this Paragraph 20(F), then Landlord agrees to reimburse Tenant for all reasonable sums so expended by Tenant in curing any such failure of Landlord; provided, however, if Landlord fails to so reimburse Tenant, Tenant's sole and exclusive remedy shall be to institute a lawsuit for damages against Landlord to recover such sums. In no event shall Tenant have the right to offset or deduct any sums or damages which are owed by Landlord to Tenant against any amounts that are owed by Tenant to Landlord hereunder. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

         G. The limitations on Landlord's liability under the last two sentences of Paragraph 20F are subject to the terms of this Paragraph 20G. In the event Landlord shall transfer all or any part of its interest in the Project (the term "transfer" for the purposes hereof shall not include the granting of a deed of trust, mortgage or other security interest with respect to the Project, or any portion thereof or any interest therein, or the foreclosure or granting of a deed in lieu of foreclosure with respect thereto), Landlord shall give Tenant notice of the transfer ("Sale Notice"), which Sale Notice shall be given promptly (but not later than 30 days) following the transfer and which Sale Notice shall be deemed to have been given upon Landlord's request for an estoppel certificate from Tenant with respect to the transfer. Tenant shall notify Landlord in writing ("Claim Notice") within thirty (30) days after the receipt of the Sale Notice of any claim or potential claims (specified in reasonably sufficient detail for Landlord to understand the claim and made in good faith) which accrued against Landlord prior to the date of transfer. If the transfer is completed, an amount equal to the net sales proceeds received by Landlord from such transfer shall constitute the sole assets against which Tenant may proceed (as to breaches by transferor only) as long as the claim relating thereto was specified in the Claim Notice and Tenant commences an action to recover on such claim within six (6) months after the date the Sale Notice is given; otherwise, neither Landlord nor the transferee shall have any liability for obligations which accrued prior to the date of transfer. Tenant shall keep confidential the nature of any proposed transfer revealed by Landlord as well as the identity of the proposed transferee until the same become publicly known.

         Notwithstanding the right given Tenant to proceed against net sales proceeds as provided hereinabove, Tenant shall not have a lien against such proceeds nor shall Tenant have the right to stop or delay any transfer or require escrowing of funds in connection therewith. The provisions contained in the last two sentences of Paragraph 20F are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or to institute a suit in connection with enforcement or collection of amounts which may become payable (subject to superior claims that any mortgagee may have) with respect to insurance maintained by Landlord relating to the Building.

         Notwithstanding anything to the contrary contained herein, Tenant's rights to proceed against net sales proceeds and with respect to insurance maintained against the Building, pursuant to the preceding provisions of this Paragraph 20G, shall be inapplicable to, and shall not be enforceable against, any mortgagee who succeeds to the interest of any Landlord by foreclosure (or conveyance in lieu thereof).

         H. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument reasonably determined by Landlord to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         I. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

         J. Notwithstanding anything to the contrary contained herein, if an Event of Default exists hereunder solely because of the event described in Paragraph 19(D) of this Lease (i.e., no other Event of Default exists under this Lease except for the Event of Default described in said Paragraph 19(D)), and so long as Tenant keeps the Premises secure from vandalism and unauthorized users, Landlord's sole remedy on account of such Event of Default shall be to terminate this Lease by written notice delivered to Tenant in which event this Lease shall terminate and the parties shall have no further rights or obligations hereunder (other than such rights and obligations as have accrued as of the effective date of such termination and such rights and obligations as are expressly provided herein as surviving the expiration or termination of this Lease). The limitation on Landlord's remedies contained in the immediately preceding sentence shall not apply if another Event of Default (in addition to the Event of Default described in Paragraph 19(D)) exists, or if Tenant fails to so keep the Premises secure from vandalism and unauthorized users, in which event Landlord shall be entitled to pursue any one or more of its remedies under this Lease, at law and/or in equity.

         21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. If any future mortgagee or beneficiary under a mortgage or deed of trust hereafter placed upon the Premises desires to subordinate its mortgage or deed of trust to this Lease, Tenant agrees that it shall promptly execute such instruments as may be reasonably required by such mortgagee or beneficiary in order to effect such subordination (Tenant agreeing that an instrument in substantially the form of Exhibit "I" attached hereto and made hereof is acceptable to Tenant). Landlord agrees to obtain and deliver to Tenant a subordination non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit "H" and made a part hereof ("SNDA") executed by Landlord's current mortgagee with respect to the Building. Tenant agrees to enter into the SNDA with such mortgagee promptly upon Landlord's request therefor. Notwithstanding the foregoing, the subordination of this Lease to any mortgage or deed of trust that is hereafter placed upon the Building is expressly conditioned upon Tenant and the mortgagee or beneficiary under any such mortgage or deed of trust entering into an SNDA in a form reasonably acceptable to Tenant (Tenant hereby agreeing that an SNDA substantially in the form that is attached hereto as Exhibit "H" and made a part hereof is acceptable to Tenant). Tenant agrees to enter into such SNDA with any such mortgagee or beneficiary promptly upon Landlord's request therefor.

         22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease arising from such work. Tenant agrees to give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises. If any mechanics' or materialmen's lien ("M&M Lien") is ever asserted or placed against or attaches to the Project or any portion thereof as a result of any act or omission of Tenant or its agents, then in lieu of paying the claim relating to such M&M Lien Tenant shall have the right to contest the assertion, placement or attachment of such M&M Lien so long as (i) prior to any such contest (and no later than 30 days after such lien has been filed) Tenant at its sole expense provides to Landlord a bond indemnifying against such M&M Lien that complies with Chapter 53, Subchapter H of the Texas Property Code (as amended from time to time) or its successor law, and (ii) Tenant contests such M&M Lien diligently and in good faith; provided, however, the foregoing right of Tenant to contest any such M&M Lien shall not impair or otherwise affect Tenant's indemnification obligations with respect to such M&M Lien. If any lien is asserted against the

Premises due to acts of Landlord or its agents or contractors, Tenant shall not be obligated to remove such lien (it being agreed that the removal of such lien shall be Landlord's obligation).

         Landlord covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Landlord on the Premises and that it will save and hold Tenant harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Tenant in the Premises or under the terms of this Lease arising from such work. If any M&M Lien is ever asserted or placed against or attaches to the Project or any portion thereof as a result of any act or omission of Landlord or its agents, then in lieu of paying the claim relating to such M&M Lien Landlord shall have the right to contest the assertion, placement or attachment of such M&M Lien so long as (i) prior to any such contest (and no later than 30 days after such lien has been filed) Landlord at its sole expense provides to Tenant a bond indemnifying against such M&M Lien that complies with Chapter 53, Subchapter H of the Texas Property Code (as amended from time to time) or its successor law, and (ii) Landlord contests such M&M Lien diligently and in good faith; provided, however, the foregoing right of Landlord to contest any such M&M Lien shall not impair or otherwise affect Landlord's indemnification obligations with respect to such M&M Lien. If any lien is asserted against the Premises due to acts of Tenant or its agents or contractors, Landlord shall not be obligated to remove such lien (it being agreed that the removal of such lien shall be Tenant's obligation).

         23. HAZARDOUS MATERIALS. (a) Tenant shall never incorporate into, or dispose of, at, in or under the Premises, the Building or the Land any toxic or hazardous materials (as defined hereafter) in violation of applicable laws. Tenant further agrees not to use at, place in, or store at the Premises any toxic or hazardous materials, except for those toxic or hazardous materials that are either (i) office supplies or (ii) cleaning materials that are generally considered to be a household cleaner and are purchased in a container not larger than one (1) gallon and then only if (i) all such toxic or hazardous materials, supplies and materials are properly labeled and contained, (ii) all such toxic or hazardous materials are stored, handled, transported and disposed of in accordance with highest accepted industry standards and all applicable laws, rules and regulations, and (iii) if a material safety data sheet is required under applicable laws to accompany the toxic or hazardous materials, supplies or materials, a copy of such current material safety data sheet is provided to Landlord. For purposes of this Lease, "toxic or hazardous materials" shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the highest industry standards or by the then current levels or content as set from time to time by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA") or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. In the event there is a spill of a toxic or hazardous materials caused by Tenant or its agents, invitees or contractors (other than permitted office supplies and cleaning supplies) at the Premises, the Building or the Land, Tenant shall notify Landlord of the method, time and procedure for any clean-up and removal of such toxic or hazardous materials; and, Landlord shall have the right to require reasonable changes in such method, time or procedure to the extent necessary for such method, timing or procedures to comply with the highest accepted industry standards and applicable laws, rules and regulations. In the event there is a spill of a toxic or hazardous material that comes from office supplies in the Premises, Tenant shall notify Landlord if the spill would in any way endanger or pose a threat to Tenant's employees, Building maintenance or custodial personnel, other Building tenants or the general public. In the event of any breach of this provision by Tenant or any contamination of the Premises, the Building or the Land, by Tenant, Tenant shall pay all costs for the removal or abatement or clean-up of any toxic or hazardous materials caused by Tenant or its agents, invitees or contractors at the Premises, the Building and the Land. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then, if the release is caused by Tenant or any Tenant Affiliate, the reasonable costs of such testing shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Paragraph 12 of this Lease from any release of toxic or hazardous materials on the Premises or elsewhere if caused by Tenant or any Tenant Affiliate. This Paragraph 23 shall survive the expiration or any termination of this Lease.

         (b) Landlord shall indemnify Tenant in the manner provided in Paragraph 12 of this Lease from any release of toxic or hazardous materials on the Premises or elsewhere if caused by Landlord or any Landlord Affiliate. With regard to other releases of toxic or hazardous materials on the Premises (i.e., those not caused by Landlord or Landlord Affiliates), Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all costs of remediation, removal and clean-up required by applicable law or regulation (and fines and penalties relating thereto) of and from contamination of the Land by toxic or hazardous materials (but not any other liabilities, claims, costs, expenses or damages); provided, however, Landlord's indemnification obligations in this sentence shall not apply to any such contamination to the extent it results from the acts or omissions of Tenant, its agents, employees, licensees, invitees, contractors, any Tenant Affiliates, or other persons acting under Tenant, or sublessees, assignees or successors in interest of Tenant.

         24. MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         B. The terms, provisions and covenants contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and property that are the subject of this Lease. Upon any Landlord's conveyance of the Premises, and the assignment of its rights under this Lease, to another party ("Successor"), such Landlord shall be released from its obligations accruing after the transfer hereunder and the Successor shall become the "Landlord" hereunder from and after the date of any such conveyance and assignment and shall thereafter have all of the rights and obligations of the Landlord hereunder, in accordance with the terms hereof, during the period of its ownership of the Premises. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         C. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, acts of God, labor disputes or other causes beyond the reasonable control of Landlord or Tenant (as applicable) (collectively, the "Force Majeure Delays") provided, however, the foregoing shall (i) be inapplicable to, and shall not in any way excuse, Tenant's or Landlord's failure to timely pay when due any Base Rent, other rent or other monetary amount due hereunder and (ii) be inapplicable to and shall not delay the Commencement Date.

         D. Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy, financial statements and an estoppel certificate stating (1) that this Lease is in full force and effect, (2) the date to which rent is paid, (3) that, to Tenant's knowledge, there is no default on the part of Landlord or Tenant under this Lease, (4) that, to Tenant's knowledge, Tenant does not have any right of offset, claims or defenses to the performance of its obligations under this Lease, and (5) such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Landlord agrees that it shall also furnish an estoppel certificate to Tenant upon the same terms as Tenant is required to deliver its estoppel certificate pursuant to the preceding sentence, as modified to reflect those matters reasonably requested by Tenant. Landlord and Tenant shall be entitled to make such changes to the estoppel certificates to be signed by such party as are necessary to make the statements therein factually accurate.

         E. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. If Landlord and Tenant enter into an amendment to this Lease, and if the consent of Landlord's mortgagee is required in order for such amendment to be binding on the mortgagee, Landlord agrees to request the mortgagee's written consent to such amendment.

         F. All accrued obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in the state of condition and repair required by the terms of Paragraph 7 of this Lease. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

         G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         I. Each party represents and warrants that it has dealt with no broker or real estate agent or other person (other than Broker) in connection with this transaction and that no broker or real estate agent or other person brought about this transaction, other than the Broker identified in the Basic Lease Information. Each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction (provided that Landlord shall pay a commission due to Broker pursuant to a separate written agreement which has been entered into between Landlord and Broker).

         J. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

         K. Tenant shall have the right to use a portion of the roof area of the Building, or such other location on the ground of the Premises, as Tenant may reasonably select (and as is reasonably acceptable to Landlord) and as shall be permitted by any governmental laws governing the installation, for the installation, operation, maintenance, security, repair and replacement of one or more satellite dishes serving the Premises and related cable connections (the "Telecommunications Equipment"). Tenant's use of the Premises in respect to the Telecommunications Equipment shall be subject to such reasonable rules as Landlord may from time to time designate and to the following additional conditions: (i) Tenant shall be solely responsible for the installation, maintenance, repair, operation and replacement of the Telecommunications Equipment, (ii) Tenant shall install screening around the Telecommunications Equipment to the extent required by the recorded restrictions applicable to the Premises, and (iii) the installation, repair, maintenance and placement of the Telecommunications Equipment shall in all events be subject to (and in compliance with) the terms of all deed restrictions, and covenants, conditions and restrictions affecting the Project and the requirements of the "Alliance Development Guidelines" as the same may exist from time to time. Within thirty
(30) days of the expiration or termination of the Term (or termination of Tenant's right of possession under this Lease), Tenant shall remove the Telecommunications Equipment and repair any damage to the Premises caused by such removal. The cost of such installation, maintenance, repair, operation and replacement and repairing any damage to the Premises arising from such removal and restoration shall be paid by Tenant on demand.

         L. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery or possession of the Premises from Tenant until such time as Tenant has paid to Landlord the one month's rent at set forth in Paragraph 2A hereof.

         M. Landlord and Tenant agree that the specific terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party (other than to its attorneys and accountants and other than to parties who propose to purchase or finance the Building, or the Project of which the Building forms a part, or who propose to become investors in Landlord) except as may be required by law or by the order of a court of competent jurisdiction. Tenant is affiliated with a publicly held corporation, the securities of which are traded on a national securities exchange. Landlord acknowledges that Tenant and that affiliate may be compelled by considerations of legal obligations, fiduciary and public responsibility, commercial pragmatism and established corporate policy to issue a public press release announcing that it has entered into this Lease. The contents of such press release shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld). Landlord consents to the dissemination of any such press release which Landlord has so approved and to all additional statements and disclosures Tenant may reasonably make in responding to inquiries arising as a result of such press release (provided that any disclosure of the terms of this Lease shall be limited to such disclosure as is required by applicable law).

         N. By taking possession of the Premises, Tenant shall be deemed to have: (a) acknowledged that the Shell of the Building is substantially complete and is accepted "as is" and "with all faults"; (b) accepted the Premises as suitable for the purposes for which the Premises are leased; and (c) acknowledged that the Premises are in a good and satisfactory condition. Landlord expressly disclaims, and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises or the Building are suitable for Tenant's intended commercial purpose, and any and all other implied warranties (whether arising by virtue of statute, case law or otherwise). The foregoing provisions of this Paragraph 24N shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease (including, but not limited to those set forth in Paragraph 6D of this Lease).

         25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant, or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                  (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth in the Basic Lease Information or at such other address within the continental United States as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to Base Rent due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.

                  (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth in the Basic Lease Information, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                  (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered and received, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out in the Basic Lease Information, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

         26. LANDLORD'S LIEN. Landlord hereby waives its statutory lien for rent.

         27. GUARANTY. Tenant's obligations hereunder shall be guaranteed by Eli Lilly and Company ("Guarantor") pursuant to a separate written guaranty agreement in the form attached as Exhibit "G" and made a part hereof ("Guaranty") to be executed by Guarantor concurrently with the execution hereof. If Tenant fails to (i) cause the Guaranty to be duly executed by Guarantor and delivered to Landlord, or (ii) deliver evidence of Guarantor's authority to execute the Guaranty (in form and substance reasonably acceptable to Landlord), concurrently with the execution of this Lease, such failure shall constitute an "Event of Default" hereunder.

         28. LANDLORD'S WARRANTIES AND REPRESENTATIONS. Landlord represents and warrants to Tenant as of the date hereof that:

         (a) Landlord has no current actual knowledge of any pending condemnation or similar proceeding affecting the Land or the Parking Tract or any portion thereof, and Landlord has not received any written notice that any such proceeding is contemplated;

         (b) To Landlord's current actual knowledge there is no environmental contamination of the Land other than as disclosed in the Phase I Environmental Site Assessment dated June, 1995 prepared by CRC Environmental Risk Management, Inc. ("Environmental Report") a copy of which Environmental Report has been provided to Tenant; provided, however, Landlord makes no representation or warranty regarding the accuracy of the findings, conclusions or recommendations contained in the Environmental Report or the qualifications of the consultant who prepared the Environmental Report;

         (c) Landlord has no current actual knowledge of violations of. applicable federal, state, county or municipal law, ordinance, order, regulation or requirement (in effect as of the date of this Lease), affecting any portion of the Project (including but not limited to any applicable platting or subdivision ordinance), and no written notice of any such violation issued by any governmental authority has been received by Landlord;

         (d) Landlord has no current actual knowledge of any action, suit, proceeding or claim affecting the Project or any portion thereof, or affecting Landlord and relating to or arising out of the ownership, operation, use or occupancy of the Project pending before any court or other administrative body, nor, to the current actual knowledge of Landlord, is any such action, suit, proceeding or claim threatened;

         (e) The Land has access to a public highway, street or road;

         (f) Landlord is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Landlord has full right, title, authority and capacity to execute and perform this Lease and to consummate all of the transactions contemplated herein;

         (g) There are no adverse parties in possession of the Project or of any part thereof and no parties in possession thereof except Landlord (and the tenant under the Ag Lease), and no party has been granted any lease relating to the use or possession of the Project (except the tenant under the Ag Lease whose lease will be terminated by Landlord within 40 days after request by Tenant);

         (h) The use of the Building for office/warehouse purposes does not violate any covenants, conditions or restrictions of record affecting the Building.

         (i) The Land is currently zoned "K-Heavy" zoning classification by the City of Fort Worth which permits use thereof for warehouse and distribution purposes.

         The "current actual knowledge of Landlord" or terms of similar import shall mean only the actual knowledge (as opposed to constructive notice) of Richard Patterson, Jon C. Napper and William K. Burton.

         Tenant hereby represents and warrants that (i) Tenant has full right, power and authority to enter into this Lease, and (ii) no other person or entity needs to join in the execution hereof for this Lease to be binding on Tenant.

         29. ADDITIONAL PROVISIONS. See EXHIBITS "A"-"I" attached hereto and incorporated by reference herein.

         EXECUTED BY LANDLORD, this  3  day of May, 1996.
                                    ---


                                   ALLIANCE COMMERCE CENTER NO. 5, LTD.,
                                   a Texas limited partnership

                                   By: Hillwood Property Company,
                                       a Texas corporation,
                                       its general partner


                                   By: /s/ RICHARD G. PATTERSON
                                       ----------------------------------------
                                   Name: Richard G. Patterson
                                         --------------------------------------
                                   Title: President
                                          -------------------------------------

                                                                 [INITIAL STAMP]

         EXECUTED BY TENANT, this  26  day of March 1996.
                                  ----



                                   PCS MAIL SERVICE, INC.
                                   a Delaware corporation


                                   By: /s/ MITCHELL E. DANIELS, JR.
                                       ----------------------------------------
                                   Name: Mitchell E. Daniels, Jr.
                                         --------------------------------------
                                   Title: President - North American
                                            Pharmaceutical Operations
                                            Eli Lilly and Company
                                          -------------------------------------

                                  EXHIBIT "A"



                      Leased Premises:  93,764 square feet





                       [ALLIANCE TECH CENTER 5 SITE PLAN]

                                  EXHIBIT A-1


                           GREENBERRY OVERTON SURVEY
                                ABSTRACT NO. 972

                                  [SITE PLAN]

                               PARKING LOT TRACT

Being a tract of land situated in the G. Overton Survey, Abstract No. 972, Denton County, Texas, and being a portion of that tract of land described in a Deed to Hillwood/1358, LTD. as recorded in Volume 2512, Page 460 of the Deed Records, of Denton County, Texas, said tract being more particularly described as follows:

COMMENCING at the southwest corner of Lot 6, Block 1, Alliance Center, as recorded in Cabinet L, Page 254, of the Plat Records of Denton County, Texas, said point being in the north right-of-way line of Eagle Parkway;

THENCE S80(degrees) 06'56"W, 160.00 feet along said right-of-way line to the POINT OF BEGINNING;

THENCE continuing S80(degrees) 06'56"W, 205.00 feet along said right-of-way line;

THENCE N09(degrees) 53'04"W, 425.00 feet leaving said right-of-way line;

THENCE N80(degrees) 06'56"E, 205.00 feet;

THENCE S09(degrees) 53'04"E, 425.00 feet to the POINT OF BEGINNING, and containing 87,125 square feet or 2.00 acres of land, more or less.

                                  EXHIBIT "B"

BEING a tract of land situated in the GREENBERRY OVERTON SURVEY, Abstract No. 972, Denton County, Texas and being a portion of that tract of land as described by Deed to Hillwood/117, Ltd. and recorded in Real Property Records No. R0025940, Denton County, Texas, said tract being more particularly described by metes and bounds as follows:

COMMENCING at a 5/8 inch iron rod with cap stamped "Carter & Burgess" found at the Southwest corner of Lot 4, Block 1, Alliance Center, an Addition to the City of Fort Worth as recorded in Cabinet I, Page 303, Plat Records of Denton County, said point being in the northerly right-of-way line of Eagle Parkway (a 120 foot wide public right-of-way) as dedicated by separate instrument recorded in Volume 2769, Page 580, Deed Records of said county;

THENCE S 80(degrees) 06 minutes 56 seconds W, 1040.00 feet along said northerly right-of-way line to a 5/8 inch iron rod with cap stamped "Carter & Burgess" set, the POINT OF BEGINNING in the westerly right-of-way line of the proposed American Way (60' right-of-way);

THENCE S 80(degrees) 06 minutes 56 seconds W, 605.00 feet continuing along said northerly right-of-way line to a 5/8 inch iron rod with cap stamped "Carter & Burgess" set;

THENCE N 09(degrees) 53 minutes 04 second W, 343.50 feet to a 5/8 inch iron rod with cap stamped "Carter & Burgess" set, the beginning of a curve to the right;

THENCE 88.75 feet along the arc of said curve to the right through a central angle of 90(degrees) 00 minutes 00 seconds, a radius of 56.50 feet and a long chord of N 35(degrees) 06 minutes 56 seconds E, 79.90 feet to a 5/8 inch iron rod with cap stamped "Carter & Burgess" set;

THENCE N 80(degrees) 06 minutes 56 seconds E, 548.50 feet to a 5/8 inch iron rod with cap stamped "Carter & Burgess" set in the westerly right-of-way line of the aforementioned American Way;

THENCE S 09(degrees) 53 minutes 04 seconds E, 400.00 feet along said westerly right-of-way line to the POINT OF BEGINNING and CONTAINING 241,315 square feet or 5.540 acres of land, more or less.

NOW KNOWN AS being Lot 6, Block 1 of ALLIANCE CENTER, an Addition to the City of Fort Worth, Texas, according to the Plat thereof recorded in Cabinet L, Slide 254, Plat Records of Tarrant County, Texas.

                               COMMERCE CENTER #5

                               [PARKING DIAGRAM]


TABULATIONS
-------------------------------------------------------------
PARKING ON-SITE                                           154
PARKING OFF-SITE                                          246
TOTAL                                                     400

OFFSITE LAND                                      87,400 S.F.
                                                    2.0 ACRES

                                   EXHIBIT "C"

                             LEASEHOLD IMPROVEMENTS


         1. AS IS CONDITION. The term "Shell" as used herein shall mean the initial construction of the shell portion of the Building as shown on the plans dated 5-18-95, prepared by AAI (Job #95125) ("Shell Plans"), a copy of which Shell Plans has been provided to Tenant. Landlord shall deliver the Shell of the Building to Tenant in its "as is" condition (subject to the terms of Paragraph 6D of the Lease) on the Possession Date (but with (i) the Shell portion of the Building having been constructed by Landlord in compliance with the Shell Plans and all applicable laws, and (ii) electrical, water, gas and sanitary sewer service available to the Building and with the Premises being served by a storm water drainage system).

         2. WORKING DRAWINGS. Within fifteen (15) business days after the execution of this Lease Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord, of all leasehold improvements that Tenant proposes to install in the portion of the Premises that are situated in the Building ("Leasehold Improvements"); such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings or any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the Leasehold Improvements called for under this Exhibit "C" in accordance with all applicable governmental laws, codes, rules and regulations (including but not limited to the law commonly known as the "Americans With Disabilities Act", as may be amended from time to time, and related regulations). Landlord's approval of such Working Drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the Leasehold Improvements in a good and workmanlike manner, (c) the improvements depicted thereon conform to the "Alliance Development Guidelines", and (d) the improvements contemplated thereby would not impair the structural integrity of the Building, nor include more than 2,000 square feet of additional mezzanine space on the east side of the Building, nor include more than 4,000 square feet of additional mezzanine space on the west side of the Building (it being understood and agreed that the Leasehold Improvements permitted to be installed or constructed pursuant to this Exhibit "C" shall not in any event impair the structural integrity of the Building nor include more than 2,000 square feet of additional mezzanine space on the east side of the Building, nor include more than 4,000 square feet of additional mezzanine space on the west side of the Building). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean the work required to construct and install all Leasehold Improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord, and shall create no responsibility or liability on the part of Landlord, with respect to their adequacy for any use, purpose or condition, their completeness, design sufficiency, or compliance with any laws, rules or regulations of governmental agencies or authorities (except compliance with the matters set forth in subparagraph (c) above), but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the Leasehold Improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. All approvals shall be given or denied within 5 business days after receipt of written request therefor and any disapproval shall be accompanied by specific written comments explaining the reasons for the disapproval and suggesting appropriate changes. Notwithstanding anything to the contrary contained herein, the issue of whether any improvements under this Exhibit "C" (or any alterations, additions, trade fixtures or improvements under Paragraph 7 of the Lease) impair the structural integrity of the Building shall be decided by the Architect.

         3. CONTRACTOR. The Work shall be performed only by contractors and subcontractors identified on Exhibit "C-1" attached hereto and made a part hereof or who are otherwise approved by Landlord in writing (which approval shall not be unreasonably withheld). Tenant shall enter into the construction contract ("Contract") with the contractor (out of the contractors listed on Exhibit "C-1" or who is otherwise so approved by Landlord) who has been selected by Tenant to perform the Work ("Contractor"). The Contractor and all subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. The Contractor and all major subcontractors shall be required to procure and maintain payment and performance bonds covering the cost of the Work in compliance with Chapter 53, Subchapter I, of the Texas Property Code, as amended, issued by a surety reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord and the bonds filed of record in the real property records of Denton County (as required by the Texas Property Code) before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings and all applicable laws, codes, rules and regulations and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's or its contractor's remaining work (if any) with respect to the landscaping of the Project.

         4. LANDLORD DELAY. If a delay in the substantial completion of the Work occurs because Landlord unreasonably delays substantial completion of the Work, then any such delay shall be a "Landlord Delay". It is agreed that the Commencement Date shall be extended to a later date by one day for each day constituting a Landlord Delay; provided, however, in order to claim an extension of the Commencement Date pursuant to this sentence, Tenant shall give Landlord written notice ("Delay Notice"), at least once per week, of any delays in the substantial completion of the Work that are claimed to be attributable to Landlord Delays which are known (or reasonably should have been known) to Tenant as of the date of the Delay Notice, which Delay Notice shall set forth (i) the type of delay that is claimed, (ii) the number of days of delay claimed, (iii) the basis for the claim and the new Commencement Date claimed as a result of such delays. Landlord shall have the right to dispute in good faith the existence and/or number of days of such Landlord Delays claimed by Tenant by giving Tenant written notice thereof within 10 days after Landlord's receipt of the Delay Notice and if the parties are unable to resolve the dispute within 30 days after Landlord's receipt of the Delay Notice with respect to the claimed Landlord Delay, then the dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. In such event, Tenant and Landlord shall each, within ten (10) days of the expiration of such thirty (30) day period, select an arbitrator, which arbitrators shall together select a third arbitrator. The arbitrators shall act as promptly as possible and make every effort to reach a determination within thirty (30) days from the submission date. All such arbitrators shall (i) be disinterested and impartial, and (ii) not be affiliated with Landlord or the Tenant. If Landlord so disputes in good faith the Landlord Delays claimed by Tenant, the Commencement Date shall nevertheless occur on July 1, 1996 (as extended by the number of days of Landlord Delays which Landlord has not so disputed) and upon the conclusion of such arbitration proceedings and the arbitrators' determination of the number of days of actual Landlord Delays, the parties shall
(i) enter into a written agreement agreeing to same and (ii) effect a cash settlement (if necessary) if Tenant has overpaid rent based on the new Commencement Date as so determined by said arbitration proceedings.

         5. TOTAL CONSTRUCTION COSTS. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, removing any improvements currently in the Leased Premises, electrical usage during construction, additional janitorial services, general tenant signage, and related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs").

         6. PAYMENT OF CONSTRUCTION COSTS. Without limiting the generality of the foregoing, Tenant shall at its sole expense, obtain all building permits, certificates of occupancy and all other approvals, permits, certificates and other authorizations in connection with the construction of Leasehold Improvements and the occupancy of the Premises. Tenant shall promptly pay the Contractor, in accordance with the Contract, for all work performed pursuant thereto and shall cause the Contractor to pay all its subcontractors, materialmen, suppliers, and laborers in a timely manner so that no mechanic's, materialmen's or other lien shall ever attach to the Project or any portion thereof or any interest therein. If any mechanic's, materialmen's or other lien should ever attach to the Project, or any portion thereof or any interest therein, at any time during the Lease Term and Tenant fails to either remove said lien, or to contest same in accordance with Paragraph 22 of the Lease, within thirty (30) days after such lien has been filed, then such failure shall constitute a default hereunder and Landlord shall immediately have the right to pursue any one or more of the remedies set forth in this Lease.

         Within 5 days of the completion of the Work, Tenant shall deliver to Landlord final mechanic's and materialmen's lien waivers and releases (in form and substance acceptable to Landlord) from the Contractor and all subcontractors evidencing that all expenses for materials and labor in connection with the Work have been paid in full.

         7. CONSTRUCTION SUPERVISION. Landlord or its affiliate shall at all reasonable times have the right to enter onto the Premises after reasonable notice (except in the case of an emergency in which case no notice shall be necessary) for the purpose of inspecting the progress of the Work and coordinating the relationship between the Work, the Building, and the building's systems, and for any other reasonable purpose.

                                   EXHIBIT C-1

                             SUBCONTRACTOR LISTING

ASSIGNMENT                    CONTRACTOR                         ASSIGNMENT                   CONTRACTOR

DESIGN/BUILD - O.M.           [ILLEGIBLE] BUILDING COMPANY       FF&E                   BUSINESS INTERIORS
                              4725 W. HIGGINS RD.                                       1111 VALLEY VIEW LANE
                              CHICAGO, IL 60551                                         IRVING, TX 75015
                              [ILLEGIBLE]                                               [ILLEGIBLE]

                              MR. GEO LEMMINGS, VP CPS                                  MR. LEW NEFF, SR. PRJ MGR
                              MR. DALE BOGOR, BR. PRJ MGR
                                                                 FIRE PROTECTION        EMERGENCY FIRE PROTECTION SYST., INC.
A/E                           ALLIANCE ARCHITECTS, INC.                                 715 KATY ROAD
                              12750 MERITT DR., STE [ILLEGIBLE]                         KELLER, TX [ILLEGIBLE]
                              DALLAS, TX [ILLEGIBLE]                                    817-372-1030
                              214-233-0400
                                                                                        MR. RICHARD MARTIN
                              MR. DUTCH WICKES, [ILLEGIBLE]
                                                                 SECURITY/ALARMS        ADT SECURITY SYSTEMS
GENERAL TRADES                THOS S. BYRNE, INC.                                       4001 FAIN ST.
                              900 SUMMIT AVE.                                           FORT WORTH, TX 76117
                              FORT WORTH, TX 76102                                      817-831-4900
                              [ILLEGIBLE]
                                                                                        MR. BOB MITTI
                              MR. JIM GREEN

ELECTRICAL                    MILLS ELECTRICAL CONT.
                              [ILLEGIBLE] WALNUT HILL LANE
                              DALLAS, TX [ILLEGIBLE]
                              214-337-4000

                              MR. ROBERT SCOTT, SR., PRJ MGR

HVAC                          NATION & COMPANY
                              [ILLEGIBLE] WALNUT HILL LANE
                              DALLAS, TX [ILLEGIBLE]
                              [ILLEGIBLE]

                              MR. JAMES CARVER, VP-OPS

[ILLEGIBLE]/CONVEYOR          HARDEN & HARDEN, INC.
                              424 COVEY LANE
                              MESQUITE, TX 75150
                              214-[ILLEGIBLE]

                              MR. JIM HARDEN, VP

                                   EXHIBIT "D"

                      MEMORANDUM OF ACCEPTANCE OF PREMISES

         This memorandum is entered into on __________ 19___ by _____________________ ("Landlord") and ____________________________ ("Tenant"),
pursuant to Paragraph 1 of the Lease Agreement ("Lease") dated ______________, 19___ executed by Landlord and Tenant. All terms used herein have the same meanings as in the Lease. This memorandum amends the Lease (including the Basic Lease Information) to the extent of the matters set forth herein.

         1.   The Commencement Date is ______________, 1996.

         2.   The Premises contain 93,764 square feet of area.

         3.   The Building contains 93,764 square feet of area.

         4.   Tenant's Proportionate Share is 100%.


                                         LANDLORD:


                                         ---------------------------------------


                                         By:
                                            ------------------------------------
                                         Title:


                                         TENANT:


                                         ---------------------------------------


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                  EXHIBIT "E"



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT "F"

                                 RENEWAL OPTIONS

         1. GRANT OF OPTION. Provided Tenant is not in default beyond any applicable cure period and the Premises is being occupied at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each on the same terms and conditions as provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions as provided in this Lease, except as follows:

                  (a) The Base Rent payable during each such extended Term shall be 95% of the prevailing rental rate, at the commencement of such extended Term, for space of equivalent quality, size, utility and location in other office/industrial parks similar to the park of which the Project is a part in the Dallas-Fort Worth area (which Landlord and Tenant agree currently includes Alliance Commerce Center, Alliance Gateway, Valwood and Centreport), taking into account all relevant factors including, but not limited to, the length of the extended Term and the credit standing of Tenant and the fact that the Premises were leased to Tenant in Shell condition on an "as is" basis and therefore should be considered in a Shell condition when determining the rental value ("Market Rate"), determined in accordance with paragraph (2) below; provided, however, that Base Rent payable during any year of such extended Term shall in no event be less than the Base Rent payable hereunder during the last year prior to the commencement of such extended Term;

                  (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

                  (c) Landlord shall lease to Tenant the Premises in their then-current condition.

         Tenant's rights under this Exhibit "F" shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises in violation of this Lease, or (iii) Tenant fails to timely exercise its option under this Exhibit "F", time being of the essence with respect to Tenant's exercise thereof. If this Lease is renewed or extended, the word "Term" shall include the additional period covered by the renewal or extension, and this Lease shall apply to such additional period except as otherwise provided for herein.

         2. DETERMINATION OF MARKET RENT. Upon notification from Tenant of the exercise of a renewal option, Landlord shall within 10 days thereafter notify Tenant in writing of the proposed Market Rate applicable to the renewal term in question; Tenant shall, within 5 days following receipt of such notice from Landlord, notify Landlord in writing of the acceptance or rejection of the proposed Market Rate. If Tenant fails to respond to Landlord's designation of Market Rate within said 5-day period, Tenant shall be deemed to have rejected Landlord's designation of Market Rate for all purposes. In event of rejection by Tenant, the Market Rate for the renewal term in question shall be determined as follows:

                  (a) Within 10 days following notification of Tenant's rejection (or Tenant's deemed rejection), Landlord and Tenant shall each appoint an appraiser. Any appraiser appointed hereunder (whether by a party hereto or by an appraiser so appointed, as hereinafter provided) shall be impartial, have an office in Denton, Dallas or Tarrant County, shall have at least ten (10) years' experience as a real estate appraiser of office/industrial buildings in the Denton, Dallas and Tarrant County areas (or shall have at least ten (10) years' experience in leasing office/industrial space in the Denton, Dallas and Tarrant County areas), and shall be a member of the American Institute of Real Estate Appraisers or a successor or similar organization of recognized national standing, some of whose members are frequently employed for appraisal purposes by federal or state governments. The two appraisers appointed shall meet promptly and attempt to agree on a determination of the Market Rate for the renewal term in question. The determination of Market Rate by the two appraisers, if they agree, shall be binding on Landlord and Tenant. If the Market Rate determinations of the two appraisers differ by an amount equal to or less than five percent (5%) of the higher of the two determinations of Market Rate, then the Market Rate shall be equal to the arithmetic mean of the two determinations.

                  (b) If the two appraisers cannot agree upon the Market Rate for the renewal term in question within 10 days following their appointment, or if their determinations of Market Rate differ by more than five percent (5%) of the higher of the two determinations of Market Rate, then the two appointees shall select a third appraiser, but if they are unable to agree on a third appraiser within 5 days, then each appraiser shall select the names of two willing persons qualified to be appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Tenant in the presence of a representative of Landlord, and the person whose name is so drawn shall be the third appraiser. If either of the first two appraisers fails to select the names of two willing, qualified appraisers and to cooperate with the other appraiser so that a third appraiser can be selected by lot, as aforesaid, the third appraiser shall be selected by lot from the two appraisers which were selected by the other appraiser for the drawing. The three appraisers so selected shall confer and immediately proceed to determine the Market Rate for the renewal term in question. If the three appraisers fail to agree on such Market Rate within 10 days after the appointment of the third appraiser, the average of the two determinations of Market Rate which are closer to each other than the third determination of Market Rate shall be the Market Rate for the renewal term in question.

                  (c) The appraisers selected hereunder shall deliver a signed written report of their appraisal, or the average of the two closer appraisals, as the case may be, to Tenant and Landlord. The fee of the appraiser initially selected by Tenant shall be paid by Tenant, the fee of the appraiser initially selected by Landlord shall be paid by Landlord, and the fee of any third appraiser and any expenses reasonably incident to the appraisal (except attorneys' fees, which shall be borne by the party incurring the same) shall be shared equally by Tenant and Landlord. Any vacancy in the office of the appraiser appointed by Tenant shall be filled by Tenant, any vacancy in the office of the appraiser appointed by Landlord shall be filled by Landlord, and any vacancy in the office of the third appraiser shall be filled by the first two appraisers in the manner specified above for the selection of a third appraiser.

                  (d) If appraisal proceedings are initiated as provided above in order to determine the Market Rate which is applicable to the renewal term in question, the decision and award of the appraisers as to such Market Rate shall be final, conclusive, and binding on the parties, absent settlement by agreement of the parties prior to the rendering by the appraisers of any such decision and award. If the Market Rate is not finally determined prior to the commencement of the renewal term in question, Tenant shall pay Base Rent based upon Base Rent theretofore in effect under this Lease until the final determination of the Market Rate for the renewal term in question occurs as provided above. If the final determination of such Market Rate is different from the amount paid by Tenant, Tenant shall promptly pay to Landlord any deficiency in Base Rent or Landlord shall promptly pay to Tenant any overpayment of Base Rent from the commencement of the renewal term in question until such final determination.

                  (e) Each party shall act in a timely manner and shall reasonably cooperate with the other (and shall cause the appraiser selected by such party to act in a timely manner and cooperate) such that the Market Rate is determined no later than the date that is nine
         (9) months prior to the expiration of the then current Term.

         3. TENANT'S RIGHT OF REVOCATION. If (a) Tenant timely and effectively exercises a renewal option in accordance with this Exhibit "F", and (b) the appraisal procedures under paragraph (2) above are commenced, and (c) the Market Rate determined pursuant to such procedures is finally determined, in accordance with said paragraph (2), and (d) Tenant determines that it cannot afford to pay the Market Rate so determined pursuant to such procedures, then in such event Tenant may as its sole and exclusive remedy rescind and revoke its prior exercise of the renewal option in question by giving Landlord written notice thereof ("Revocation Notice") no later than 9 months prior to the expiration of the then current Term ("Revocation Deadline"), time being of the essence with respect thereto; provided, however, if the Market Rate is not determined, pursuant to paragraph (2) above, by the Revocation Deadline, then the Revocation Deadline shall be extended by one day for each day of delay in the final determination of Market Rate (pursuant to paragraph (2) above) beyond the Revocation Deadline so long as Tenant has not caused said delay by its failure to timely perform its obligations under this Exhibit "F". If Tenant timely and effectively gives the Revocation Notice to Landlord, (i) Tenant's prior exercise of the renewal option in question shall be deemed revoked, rescinded and ipso facto null and void,
(ii) the Term shall expire on the date it would otherwise have expired had Tenant not exercised such renewal option and (iii) Tenant shall not be entitled to exercise any other renewal option that might be provided for herein.

                                   EXHIBIT "G"


                                 LEASE GUARANTY


         THIS LEASE GUARANTY ("Guaranty") is made this ____ day of March, 1996, by the undersigned (hereinafter referred to as "Guarantor", whether one or more) in favor of Alliance Commerce Center No. 5, Ltd., a Texas limited partnership ("Landlord").

         FOR VALUE RECEIVED, Guarantor hereby unconditionally and absolutely guarantees to Landlord the prompt and full payment and performance, when due, of all obligations and covenants of PCS Mail Service, Inc., a Delaware corporation ("Tenant"), fixed or contingent, arising out of the Lease Agreement dated March ___, 1996, executed by and between Tenant and Landlord and any and all renewals, extensions, amendments, and modifications thereof (collectively, the "Lease"), or which Tenant, or its successors or assigns, may in any other manner now or at any time hereafter owe Landlord in connection with the Lease, including, but not limited to, rent, taxes, insurance, operating expenses, maintenance costs, damages and expenses resulting from Tenant's default under the Lease, interest and collection costs (collectively, the "Obligations").

         1. CONTINUING GUARANTY. This is a continuing Guaranty and shall apply to the Obligations and any renewals, extensions, and modifications thereof.

         2. OTHER REMEDIES. Landlord shall not be required to pursue any other remedies before invoking the benefits of this Guaranty; specifically, Landlord shall not be required to take any action against Tenant or any other person, to exhaust its remedies against any other guarantor of the Obligations, any collateral or other security, or to resort to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person.

         3. OBLIGATIONS NOT IMPAIRED. Prior to performance and satisfaction in full of the Obligations, the liability of Guarantor under this Guaranty shall not be released or impaired without the prior written consent of Landlord, except as provided in Section 16 hereof. Without limiting the generality of the foregoing, the liability of Guarantor shall not be released or impaired on account of any of the following events:

                  (a) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Tenant, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Tenant or any of its assets;

                  (b) the addition of a new guarantor or guarantors;

                  (c) any bankruptcy or insolvency proceedings against or by Tenant, its property, or its estate or any modification, discharge or extension of the Obligations resulting from the operation of any present or future provision of the United States Bankruptcy Code or any other similar federal or state statute, or from the decision of any court, it being the intention hereof that Guarantor shall remain liable on the Obligations notwithstanding any act, omission, order, judgment or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor;

                  (d) Landlord's failure to use diligence in preserving the liability of any person on the Obligations, or in bringing suit to enforce collection of the Obligations;

                  (e) the substitution or withdrawal of collateral, or release of collateral, or the exercise or failure to exercise by Landlord of any right conferred upon it herein or in any collateral agreement;

                  (f) if Tenant is not liable for any of the Obligations because the act of creating the Obligations is ultra vires, or the officers or persons creating the Obligations acted in excess of their authority, or for any reason the Obligations cannot be enforced against Tenant;

                  (g) any payment by Tenant to Landlord if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason Landlord is required to refund such payment to Tenant or pay the amount thereof to any other party;

                  (h) any extension, renewal, amendment, or modification of the Lease; or

                  (i) any assignment of the Lease or subletting of all or any portion of the premises leased pursuant to the Lease.

         4. BENEFIT TO GUARANTOR. Guarantor acknowledges and warrants that it derives or expects to derive financial and other advantage and benefit, directly or indirectly, from the Lease, the Obligations and the release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Landlord to Tenant.

         5. DEATH OR DISSOLUTION OF GUARANTOR. Upon the death, dissolution or bankruptcy of Guarantor, the liability of Guarantor shall continue against its assets as to all Obligations which shall have been incurred by Tenant.

         6. FINANCIAL STATEMENTS. Guarantor further agrees to deliver to Landlord a copy of Guarantor's annual report or other document containing its publicly available financial statements within 5 days after Landlord's written request therefor.

         7. WAIVER OF NOTICE. Guarantor waives diligence on the part of Landlord in the collection and enforcement of the Obligations, protest, and all extensions that may be granted to Tenant with respect thereto.

         8. LIMITATION ON INTEREST. To the extent that any law limiting the amount of interest that may be contracted for, charged or received is applicable to the indebtedness of Guarantor under this Guaranty, no provision of this Guaranty shall require the payment or permit the collection of any sum in excess of the maximum lawful amount of interest applicable to Guarantor's indebtedness under this Guaranty. If any sum in excess of the maximum lawful amount applicable to Guarantor's indebtedness under this Guaranty is provided for herein, the provision of this paragraph shall govern, and Guarantor shall not be obligated to pay any sum in excess of the maximum lawful amount applicable to Guarantor's indebtedness under this Guaranty. The intention of Guarantor and Landlord hereunder is to comply with all laws applicable to this Guaranty and Guarantor's liability hereunder.

         9. MODIFICATION OR CONSENT. No modification, consent or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Landlord, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor, in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Landlord in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of Landlord hereunder are cumulative of each other and of every other right or remedy which Landlord may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         11. INDUCEMENT TO LANDLORD. Guarantor acknowledges that in entering into the Lease, Landlord is relying on Guarantor's agreements contained in this Guaranty, and on Guarantor's creditworthiness and that this Guaranty is given to induce Landlord to enter into the Lease. Guarantor acknowledges that Landlord would not have entered into the Lease without Guarantor's guarantee of the Obligations pursuant to the terms hereof.

         12. ATTORNEYS' FEES. If a lawsuit is instituted in connection with enforcement of this Guaranty, then Guarantor agrees to pay to Landlord all reasonable expenses incurred by Landlord in connection with such lawsuit (including, but not limited to, reasonable attorneys' fees and costs of court).

         13. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Landlord, and its successors or assigns. Landlord may assign its rights hereunder in whole or in part; and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee, to the extent so assigned. The liability of Guarantor hereunder shall be binding upon all heirs, executors, administrators, legal representatives, successors and assigns of Guarantor.

         14. HEADINGS. The section headings hereof are inserted for convenience of reference only and shall not alter, define or be used in construing the text of this instrument.

         15. PLACE OF PERFORMANCE. Guarantor agrees that this agreement is performable in Dallas County, Texas. Suit on this Guaranty may be brought in any state or federal court in Dallas County, Texas and Guarantor waives the right to be sued elsewhere.

         16. TERM. This Guaranty shall terminate only when all of the Obligations have been fully performed and satisfied.

         17. GUARANTY OF PAYMENT. This is a guaranty of payment and not a guaranty of collection.

         18. PAST DUE AMOUNTS. All past due payments of the Obligations shall bear interest at the maximum lawful rate, or if no maximum lawful rate is established by applicable law, then at the rate per annum which shall from day to day be equal to eighteen percent (18%).

         20. REPRESENTATIONS. Guarantor represents and warrants to Landlord that
(i) Guarantor has executed this Guaranty of his free will and accord, (ii) Guarantor has read and understands the terms of this Guaranty and the Lease and
(iii) Guarantor has had the opportunity to have this Guaranty and the Lease reviewed by an attorney of Guarantor's choice.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first written above.

                                           GUARANTOR:

ADDRESS OF GUARANTOR:                      ELI LILLY AND COMPANY,
                                           an Indiana corporation

c/o Lilly Corporate Center                 By:
Indianapolis, Indiana 46285                   ----------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------

THE STATE OF _________  )
                        )
COUNTY OF    _________  )


         This instrument was acknowledged before me on the ______ day of March, 1996, by ____________________, ___________________ of Eli Lilly and Company, a
_____________ corporation, on behalf of said corporation.



                                        ----------------------------------------
                                        Notary Public, State of
                                                               -----------------

                                        ----------------------------------------
                                        Notary's Printed/Typed Name
My Commission Expires:


-------------------------------

                                   EXHIBIT "H"


                                     FORM OF
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


         THIS AGREEMENT is dated the ____________ day of March, 1996, between Bank One, Texas, N.A. ("Mortgagee"),and PCS Mail Service, Inc. ("Tenant").

                                    RECITALS

         A. Tenant has entered into a certain lease dated March ___, 1996 (the "Lease"), with Alliance Commerce Center No. 5, Ltd. ("Landlord"), covering certain property located in Fort Worth, Denton County, Texas more particularly described as Exhibit "A" attached hereto and incorporated herein (the "Premises"), and in connection with the Lease, The Eli Lilly Company has executed and delivered to Landlord a certain Guaranty dated of even date with the Lease (the "Guaranty"); and

         B. Mortgagee has made or will make a mortgage loan (the "Mortgage") to Landlord, and the parties desire to set forth their agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                    AGREEMENT

         1. The Lease is and shall be subject and subordinate to the Mortgage insofar as the Mortgage affects the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

         2. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser, as its Landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease.

         3. In the event that Mortgagee or any other party acting by or through Mortgagee acquires the Premises through foreclosure or by a deed in lieu of foreclosure so long as the Lease is in full force and effect and Tenant shall not be in default under any provision of the Lease beyond any applicable cure period, Tenant's possession under the Lease and Tenant's rights and privileges thereunder, and under any extensions or renewals, shall not be disturbed or diminished, or in any way interfered with by Mortgagee or any other party acting by or through Mortgagee during the term of the Lease and any extensions or renewals.

         4. In the event that Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be:

                  (a) liable for any act or omission of any prior landlord (including Landlord) or the breach of any warranties or obligations relating to the Lease, the Premises, or the real property of which the Premises form a part on the part of any prior landlord (including Landlord) except to the extent such act or omission constitutes a continuing default under the Lease; or

                  (b) liable for the return of any security deposits unless received or recovered by Mortgagee; or



                                       H-l

                  (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent a default has occurred and is continuing; or

                  (d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) other than escrow payments of operating expenses, taxes and insurance that are made pursuant to the Lease;

                  (e) bound by any material amendment or modification of the Lease made without its consent where the effect of such amendment or modification would be to increase Landlord's obligations under the Lease or decrease Tenant's obligations under the Lease.

         The above-listed items, (a)-(e), shall not be construed to modify or limit any rights Tenant may have at law or in equity against Landlord or any other prior owner of the premises.

         5. Tenant shall not pay rental under the Lease for more than one month in advance, other than escrow payments of operating expenses, taxes and insurance that are made pursuant to the Lease.

         6. Tenant acknowledges that as of the date of execution of this Agreement, the Lease is in good standing, and in full force and effect without any modification or amendment at the date hereof, except as shown on Exhibit B, the Guaranty is in full force and effect and now covers the obligations and covenants of Tenant under the Lease and, to the Tenant's actual knowledge, there is no default by Landlord under the terms of the Lease.

         7. Tenant agrees that Tenant shall furnish to Mortgagee copies of any notices of default, termination of the Lease, (and permit Mortgagee to cure any default of Landlord within the time periods allowed Landlord in the Lease) prior to proceeding to exercise any of the rights and remedies of Tenant under the Lease, including termination of the Lease, abatement of rental payments due thereunder, or performance of Landlord's covenants or obligations which Tenant asserts to be in default.

         8. All notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, or by express delivery service which provides for return receipts, addressed to Tenant, or Mortgagee, as the case may be, at the address of such party set forth opposite the signature of such party hereto or such other address as may thereafter be provided in writing to the respective parties. Any notice sent to any party hereunder shall be sent to all other parties hereunder. Tenant shall be entitled to rely upon any notice from Mortgagee hereunder as to the matters stated in and covered by any such notice.

         9. Tenant hereby expressly consents to the assignment of the Guaranty by Landlord to Mortgagee.

         10. It has been represented to Tenant that Landlord will execute and deliver to Lender an Assignment of Rents assigning absolutely the rentals under the Lease to Lender. Tenant hereby agrees to deliver to Mortgagee all rents due on the Lease upon notice from Mortgagee that it is exercising such right under the Assignment of Rents. Landlord hereby releases Tenant from any liability for payments that are made to Mortgagee pursuant to the immediately preceding sentence.

         11. This Agreement contains the sole and entire agreement and understanding between the Tenant and Mortgagee with respect to the subject matter hereof and shall supersede any and all other oral or written agreements between the parties with respect to the subject matter hereof.

         12. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.


                                           "MORTGAGEE"

Address:                                   BANK ONE TEXAS, N.A.
500 Throckmorton Street
Fort Worth, Texas 76102
Attn: Martin J. Noto, Jr.                  By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           "TENANT"

Address:                                   PCS MAIL SERVICE, INC.
c/o Lilly Corporate Center                 a Delaware corporation
Indianapolis, Indiana 46285
Attn: Debra K. Totten                      By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


With copies to:

PCS Health Systems, Inc.
9501 East Shea Boulevard
Scottsdale, Arizona 85072-2115
Attn: Arnold A. Pinkston


       and


Jackson & Walker, L.L.P.
1100 Louisiana, Suite 4200
Houston, Texas 77002
Attn: Kurt Nondorf


LANDLORD'S EXECUTION:

Landlord joins in the execution of this Agreement for the sole and limited purpose of releasing Tenant as provided in, and only to the extent described in, Section 10 of this Agreement.

ALLIANCE COMMERCE CENTER NO. 5, LTD.,
a Texas limited partnership

By: Hillwood Property Company,
    a Texas corporation
    General Partner

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

STATE OF TEXAS

COUNTY OF TARRANT


                  This instrument was acknowledged before me on March, 1996, by _________, ______________ of Bank One, Texas, N.A. a national banking association, on behalf of the association.


                                        ---------------------------------------
                                        Notary Public, State of Texas


My Commission Expires:                  Printed Name of Notary:


------------------------------------    ---------------------------------------



STATE OF TEXAS

COUNTY OF TARRANT

         This instrument was acknowledged before me on _____________, 1995, by _____________, of PCS Mail Service, Inc., a Delaware corporation, on behalf of the corporation.


                                        ---------------------------------------
                                        Notary Public, State of Texas


My Commission Expires:                  Printed Name of Notary:


------------------------------------    ---------------------------------------




STATE OF TEXAS

COUNTY OF TARRANT

         This instrument was acknowledged before me on ___________, 1996, by ______________, __________________ of Hillwood Property Company, a Texas
corporation and general partner of Alliance Commerce Center No. 5, Ltd., a Texas limited partnership, on behalf of said limited partnership.


                                        ---------------------------------------
                                        Notary Public, State of Texas


My Commission Expires:                  Printed Name of Notary:


------------------------------------    ---------------------------------------

                                   EXHIBIT "I"


                            SUBORDINATION OF MORTGAGE


         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA as owner and holder of a certain promissory note dated _____________, 19__, in the principal sum of ________________ Dollars and of a certain Mortgage or Deed of Trust of even date therewith and securing the said Note, recorded on ________ in Book ________ at Page ________, Official Records, ________ County, ________ now a
first lien upon the premises more particularly demised and described in that certain Lease dated _____________, 19__, by and between ____________, as Lessor, and ________________, as Lessee, and upon other property, in consideration of such leasing and of the sum of One ($1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged,

         DOES hereby covenant and agree that the said Mortgage or Deed of Trust shall be and the same is hereby made SUBORDINATE to the said Lease with the same force and effect as if the same Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage or Deed of Trust;

         EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

         (a) The prior right, claim and lien of the said Mortgage or Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said premises, and to the right of disposition thereof in accordance with the provisions of the said Mortgage or Deed of Trust,

         (b) The prior right, claim and lien of the said Mortgage or Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of the said Mortgage or Deed of Trust, and

         (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said Mortgage or Deed of Trust and the execution of the said lease, or any lien or judgment which may arise at any time under the terms of such lease.

         This Subordination shall inure to the benefit if and shall be binding upon the undersigned, its successors and assigns.

         IN WITNESS WHEREOF, the Subordination has been duly signed and delivered by the undersigned this _____ day of _____________ , 19__.


                                       TEACHERS INSURANCE AND ANNUITY
                                           ASSOCIATION OF AMERICA



                                       By:
                                           -------------------------------------
                                           Assistant Secretary

STATE OF NEW YORK        )
                         )     SS:
COUNTY OF NEW YORK       )



         Before me, a Notary Public, in and for said County, personally appeared ________________, to me known and known to me to be the persons who, as Assistant Secretary of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, the Corporation which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers respectively; that the same is their free act and deed as such officers, respectively, and the free act and deed of said corporation; that they were duly authorized thereunto by its board of trustees; and that the seal affixed to said instrument is the corporate seal of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at New York, New York this _____ day of ______________, 19___.



                                       -----------------------------------------
                                                    Notary Public


                               LESSEE'S AGREEMENT

         The undersigned, as Lessee under the lease herein described, does hereby accept and agree to the terms of the foregoing Subordination, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.


                                      By:
                                         ---------------------------------------


                                 ACKNOWLEDGMENTS

INDIVIDUAL

STATE OF              )
                      )       SS:
COUNTY OF             )

         On this _____ day of _____________, 19__, before me personally appeared ________________ to me personally known to be the person described in and who executed the foregoing instrument, and acknowledged that ____________________ executed the same as their free act and deed.



                                       -----------------------------------------
                                                    Notary Public


                                                My commission expires:


                                       -----------------------------------------

CORPORATE


STATE OF              )
                      )           SS:
COUNTY OF             )


         On this _____ day of _____________, 19__, before me, personally appeared _______________ to me personally known, who, being by me duly sworn, did say he is the ________________ of ________________ and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.


                                       -----------------------------------------
                                                    Notary Public


                                                My commission expires:


                                       -----------------------------------------





PARTNERSHIP

STATE OF              )
                      )           SS:
COUNTY OF             )


         In ________________ County in said station on the _____ day of _____________, 19__, before me personally appeared ________________ as general partner of ________________ PARTNERSHIP, to be known and known by me to be the party executing the foregoing and the acknowledged said instrument by him executed to be his free act and deed, and his free act and deed in his capacities as aforesaid, and the free act and deed of ________________ PARTNERSHIP.


                                       -----------------------------------------
                                                    Notary Public


                                                My commission expires:


                                       -----------------------------------------

                          AMENDMENT TO LEASE AGREEMENT

     This Amendment to Lease Agreement ("Amendment") is entered into as of the 9th day of June, 1999 by and between Alliance Commerce Center No. 5, Ltd., a Texas limited partnership ("Landlord") and PCS Mail Services of Fort Worth, Inc., a Delaware corporation (formerly known as PCS Mail Service, Inc.) ("Tenant").

     Landlord and PCS Mail Service, Inc. ("PCS") entered into that certain Lease Agreement dated March 26, 1996 ("Lease") relating to approximately 93,764 square feet of space in the building commonly known as Alliance Commerce Center 5 and being more particularly described in the Lease. Pursuant to a certificate of amendment filed with the office of the Secretary of State of the State of Delaware on or about February 23, 1999, PCS Mail Service, Inc. changed its name to PCS Mail Services of Fort Worth, Inc. PCS Mail Services of Fort Worth, Inc. is currently the "Tenant" under the Lease. The capitalized terms not otherwise defined herein shall have the same meanings as in the Lease. The parties desire to amend the Lease and to provide for certain other matters as more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and confessed, the parties hereby agree as follows:

     1. The Lease is hereby amended by including within the definition of Premises (in addition to the premises currently included within the definition of Premises), the tract of land containing approximately 0.683 acres that is more particularly described on Exhibit A-2 attached hereto and made a part hereof ("Additional Parking Tract") with respect to which Landlord has an easement estate pursuant to an Easement Agreement dated on or about the date hereof executed by AIL Investment, L.P., as grantor, and Landlord, as grantee ("Additional Easement").

     2. The Lease is hereby amended by including within the definition of Project (in addition to the property currently included within the definition of Project), the Additional Parking Tract and all buildings, structures and improvements situated on the Additional Parking Tract at any time during the Term. The Lease is hereby amended by adding to the depiction of the Project set forth on Exhibit B-1 that is currently attached to the Lease the Exhibit B-1 that is attached to this Amendment, which Exhibit B-1 attached hereto shows by cross hatching the increased area that is included within the Project pursuant to the terms hereof.

     3. (a) Although the Additional Parking Tract is part of a Premises pursuant to this Lease, it is agreed that the Additional Parking Tract shall be used only for the purpose of constructing a surface parking lot ("Additional Parking Lot") for use by Tenant, its employees and invitees during the Term of the Lease. The Additional Parking Lot shall be constructed on the Additional Parking Tract by Landlord, at Tenant's sole cost and expense, in accordance with the terms of this paragraph. Prior to the date hereof (i) Tenant has given Landlord a notice to proceed with the construction of the Additional Parking Lot, and (ii) Landlord and Tenant have agreed in writing to the plans and specifications for the Additional Parking Lot. Landlord shall cause to be constructed the Additional Parking Lot upon the Additional Parking Tract. The cost of constructing the Additional Parking Lot (including all costs of materials and construction, design and engineering expenses, financing costs, legal expenses and all other hard and soft costs associated therewith) is referred to herein as the "Additional Parking Lot Construction Costs". Tenant shall be responsible for the payment of all Additional Parking Lot Construction Costs and shall pay such amounts to Landlord from time to time upon receipt of Landlord's invoices therefor. In addition, upon substantial completion of the construction of the Additional Parking Lot (as evidenced by Landlord's notice to Tenant that substantial completion has occurred), the annual Base Rent under the Lease shall be increased, effective as of the date of substantial completion and continuing during the Term of the Lease, by an amount equal to 10% of the land cost of the Additional Parking Tract (which land cost is hereby stipulated to be equal to $2.65 per square foot of land area contained in the Additional Parking Tract), or $7,884.14 per annum. Tenant shall, upon Landlord's request, execute a further amendment to the Lease to confirm such increase in the Base Rent (although the execution of such further amendment shall not be necessary to effectively increase the Base Rent in accordance with the terms hereof). The term "substantial completion", and terms of similar import, shall mean that the concrete on the Additional Parking Lot is dry and the Additional Parking Lot is suitable and ready for handling vehicular traffic and parking of vehicles thereon.

     (b) Notwithstanding anything to the contrary contained herein or in the Lease, it is agreed that (i) Landlord (on its own behalf and on behalf of the grantor of the Additional Easement) expressly reserves the right to grant utility and access easements and other similar rights to third parties with respect to the Additional Parking Tract and to plat or replat the Additional Parking Tract as long as Tenant's right to use the Additional Parking Lot for parking purposes is not unreasonably affected thereby, and so long as Landlord, the grantor of the Additional Easement or the third party is responsible for the repair of any parking improvements occasioned by such grant of easements or similar rights or the use thereof, and (ii) Landlord shall not be required to construct the Additional Parking Lot on the portions of the Additional Parking Tract on which any easement for the benefit of the City of Fort Worth exists as of the date hereof. Although Tenant acknowledges the existence of the Additional Easement, it is agreed that Tenant does not hereby assume any of the obligations of the grantee under the Additional Easement.

     (c) Landlord agrees that so long as Tenant performs its obligations under the Lease, Landlord shall be solely responsible for keeping the Additional Easement in place to ensure Tenant's quiet enjoyment of the Additional Parking Tract in accordance with the terms hereof.

     (d) The term "Parking Lot" as used in the Lease (including, without limitation, for purposes of references to "Parking Lot" in Paragraphs 3 and 6 of the Lease) shall be understood to refer to both the Parking Lot as currently defined in the Lease, as well as the Additional Parking Lot. The term "Parking Tract" as used in the Lease shall be understood to refer to both the Parking Tract as currently defined in the Lease, as well as the Additional Parking Tract. The term "Easement" as used in the Lease shall be understood to refer to both the Easement as currently defined in the Lease, as well as the Additional Easement.

     4. In addition to Tenant's other obligations hereunder, Tenant shall be responsible for the payment of all roll-back taxes, together with interest thereon, that are, or have been, triggered as a result of the change in use of the Additional Parking Tract, which amount shall be paid by Tenant to Landlord immediately upon Landlord's presentation of an invoice therefor.

     5. As amended hereby, the Lease remains in full force and effect. Nothing contained in this Amendment is intended to (nor shall it) release, impair or affect in any manner (i) that certain guaranty agreement dated March 26, 1996 ("Guaranty") executed by Eli Lilly and Company ("Eli Lilly") in connection with the Lease, or (ii) the liability of Eli Lilly under the Guaranty. In the event of a conflict or an inconsistency between the Lease and this Amendment, the terms of this Amendment shall control. This Amendment may be executed in multiple counterparts.

                                     ALLIANCE COMMERCE CENTER NO. 5, LTD.,
                                     a Texas limited partnership

                                     By:  Hillwood Operating, L.P.,
                                          a Texas limited partnership,
                                          its general partner

                                          By:  Hillwood Development Corporation,
                                               a Texas corporation,
                                               its general partner


                                          By:     /s/ [ILLEGIBLE]
                                                 -------------------------------
                                          Name:   [ILLEGIBLE]
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                     PCS MAIL SERVICES OF FORT WORTH, INC.,
                                     a Delaware corporation


                                     By:    /s/ JOHN E. VORIS
                                            ------------------------------------
                                     Name:  John E. Voris
                                            ------------------------------------
                                     Title: Exec VP
                                            ------------------------------------

                               LEGAL DESCRIPTION

BEING a tract of land situated in the Greenberry Overton Survey, Abstract No. 972, Denton County, Texas, and being a portion of that tract as described by deed to Hillwood/1358, LTD. and recorded in Volume 2512, Page 460, deed records, Denton County, Texas, said tract being more particularly described by metes and bounds as follows:

COMMENCING at the southwest corner of Lot 6, Block 1, Alliance Center, as recorded in Cabinet 1, Page 254, Denton County Plat Records, said point being in the northerly right-of-way line of Eagle Parkway (a 120 foot wide public right-of-way) dedicated by deed recorded in Volume 2769, Page 580, said County Records;

THENCE S80(degrees) 06'56"W, 365.00 feet along said northerly right-of-way line to the POINT OF BEGINNING;

THENCE S80(degrees) 06'56"W, 70.00 feet;

THENCE N09(degrees) 53'04"W, 425.00 feet;

THENCE N80(degrees) 06'56"E, 70.00 feet;

THENCE S09(degrees) 53'04"E, 425.00 feet to the POINT OF BEGINNING and containing 29,750 square feet of 0.683 acres of land more or less.





                                                               January 28, 1999

                                  [SITE PLAN]

                            WALKWAY ACCESS AGREEMENT



         PCS Mail Service, Inc., a Delaware corporation ("PCS") has a leasehold interest in the tract described in the attached Exhibit "A" (the "Parking Lot Tract") and a leasehold interest in the tract described in the attached Exhibit "B" (the "Facility Tract"). PCS's leasehold interest in the Parking Lot Tract and the Facility Tract is established by a Lease Agreement dated March 26, 1996, between Alliance Commerce Center No. 5, Ltd. ("Landlord") and PCS, as tenant (the "Lease").

         Hillwood/1358, Ltd., a Texas limited partnership ("H/1358"), owns the property described in the attached Exhibit "C" (the "Proposed ROW Tract") and in the attached Exhibit "D" (the "Drainage Easement Tract"). The Proposed ROW Tract and the Drainage Easement Tract are situated between the Parking Lot Tract and the Facility Tract. A drawing of the tracts described in Exhibits "A", "B", "C" and "D" is attached hereto as Exhibit "E".

         PCS desires the right to install a pedestrian walkway between the Parking Lot Tract and the Facility Tract crossing over the surface of the Proposed ROW Tract and the Drainage Easement Tract (the "Walkway"). H/1358 is willing to grant such right on the terms and conditions set forth in this Walkway Access Agreement (this "Agreement").

         NOW, THEREFORE, for good and valuable consideration, H/1358 and PCS agree as follows:

         1. Subject to the following terms and conditions PCS shall have the right to install, at PCS's expense, the Walkway. H/1358 shall grant, upon request of PCS, such easements or licenses over the Proposed ROW Tract and the Drainage Easement Tract as may be necessary for the construction, use, maintenance and repair of the Walkway, such easements or licenses to contain terms consistent with the terms of this Agreement.

         2. The rights of PCS hereunder and under any easements or licenses granted pursuant hereto shall expire upon the recording in the Real Property Records of a certificate of H/1358 that the Lease has expired and terminated.

         3. PCS shall not commence construction of the Walkway until plans therefor have been submitted to and approved in writing by H/1358, which approval shall not be unreasonably withheld. PCS shall comply with (i) all applicable governmental regulations pertaining to the installation of the Walkway and shall obtain all required governmental permits therefor, (ii) the requirements of all recorded covenants, conditions and restrictions applicable to the Proposed ROW Tract and the Drainage Easement Tract; and (iii) the requirements of the "Alliance Development Guidelines". Subject to the foregoing, the portion of the Walkway traversing the Drainage Easement Tract is contemplated to be a bridge-like structure. Once the Walkway is installed, the portions of the Proposed ROW Tract and the Drainage Easement Tract on which the Walkway is installed shall be the only portion of such tracts that thereafter are affected by this Agreement.

         4. The rights granted hereunder are subject to all matters of record. H/1358 represents to PCS that it is the owner of fee title to the Proposed ROW Tract and the Drainage Easement Tract and has the requisite authority to enter into and perform its obligations under this Agreement. PCS shall maintain the Walkway in good condition and repair at all times. PCS shall pay all costs of installing and maintaining the Walkway. PCS shall (i) carry insurance in such amounts and such coverages as reasonably required by H/1358, and (ii) indemnify and hold H/1358 harmless from and against all liabilities and claims of any nature arising from the Walkway or the use thereof. This indemnity obligation shall survive the termination of this Agreement with respect to events that occurred prior to such termination.

         5. (a) It is contemplated that H/1358 may dedicate or convey the Proposed ROW Tract to the City of Fort Worth, Texas ("City") or another governmental entity as a right of way for a public street (the "Public Street"). In such event, and effective upon such conveyance or dedication (either by plat or separate instrument recorded in the Real Property Records of Denton County, Texas), all rights of PCS hereunder shall terminate insofar as such pertain to the Proposed ROW Tract, and the portion of the Walkway situated on the Proposed ROW Tract shall be removed by PCS if required by the City or such other governmental entity. H/1358 shall use its reasonable good faith efforts to assist PCS in obtaining a curb cut providing vehicular access from the Parking Lot Tract to the Public Street.

         (b) At any time prior to one year before the expiration of the primary term of the Lease, PCS may deliver written notice to H/1358 requesting that H/1358 build the Public Street (to a northerly point even with the curb-cut into the Parking Lot Tract). Following the receipt of such notice, the deposits by PCS of the estimated design and construction cost as provided below and the obtaining of all governmental permits and approvals, H/1358 shall construct or cause to be constructed the Public Street and a median cut and left turn lane in Eagle Parkway (the "Median Cut") that allows eastbound traffic of Eagle Parkway to turn onto the Public Street (the "Street Improvements"). The construction obligations of H/1358 hereunder are subject to the following:

                  (i) the deposit (in cash or cash equivalent acceptable to H/1358) by PCS with H/1358, prior to commencement of any design work for the Street Improvements, of the costs that will be incurred for such design work as reasonably estimated by H/1358);

                  (ii) the deposit (in cash or cash equivalent acceptable to H/1358) by PCS with H/1358, prior to the commencement of construction of the Street Improvements, of the costs that will be incurred for such construction as reasonably estimated by H/1358 (with H/1358 to provide to PCS an estimated budget for such construction as the basis for the amount of such deposit and such supporting documentation reasonably requested by PCS); and

                  (iii) the obtaining of all governmental permits and approvals required for such construction.

Such work shall be accomplished in a diligent manner and in accordance with applicable governmental requirements, commencing upon satisfaction of the conditions set forth in (i), (ii) and (iii) above and subject further to such delays that result from causes beyond the reasonable control of H/1358. H/1358 may pay the construction costs on a periodic basis from the above-referenced construction cost deposit and shall provide PCS with a reasonable accounting of the use of such deposit. If either deposit amount is not sufficient to pay all costs of such design or construction work, PCS, upon written request by H/1358, shall pay all such excess design or construction costs on a periodic basis. Such payments shall be due within ten days after demand therefor, and unpaid amounts shall bear interest at 12% per annum from the due date until paid.

         (c) PCS may limit its request under (b) above to the construction of the Median Cut, reserving the right to make a further request under (b) above for the Public Street to be built at a later time. In such event, all of the provisions of (b) above shall apply with respect to such Median Cut work, with the deposits only required for the design and construction work for the Median Cut, until such time as PCS requests that the Public Street be built under (b) above.

         (d) At such time that a northerly extension of the Public Street is completed and opened for use, H/1358 shall pay to PCS an amount equal to the costs of the design and construction of the Median Cut and Street Improvements previously paid by PCS.

         6. In the event H/1358 defaults in its obligations hereunder regarding the Walkway (and such default is not cured within 15 days after H/1358 receives a written notice thereof from PCS) or for any other reason, beyond the reasonable control of PCS, that PCS is prevented from building the Walkway, such that the Walkway is not installed, H/1358, at its expense, shall install a sidewalk meeting all legal requirements in the right-of-way of Eagle Parkway permitting pedestrian access between the Parking Lot Tract and the Facility Tract. The foregoing shall not limit PCS's rights at law or in equity against H/1358 upon a default by H/1358 under this Agreement.

         7. This Agreement is independent of the Lease. The default of H/1358 under this Agreement shall not affect in any way the rights or obligations of Landlord or PCS under the Lease.

         8. This Agreement (a) shall be governed by the laws of the State of Texas; (b) may be amended only by written document signed by PCS and the then current owner of the Proposed ROW Tract and the Drainage Easement Tract; and (c) is binding on the parties hereto and their respective successors and assigns. The prevailing party in any litigation concerning this Agreement shall be entitled to recover from the other party its reasonable legal fees and costs incurred by the prevailing party in connection with such litigation. Notices hereunder must be in writing and given by delivery service at the addresses specified below or such other address of which notice is given by one party to the other party.

DATED: April 29, 1996.

PCS MAIL SERVICE, INC.                 HILLWOOD/1358, LTD.

                                       By: Hillwood Property Company,
                                           General Partner

By: /s/ MITCHELL E. DANIELS, JR.       By: /s/ RICHARD G. PATTERSON
    ---------------------------------      --------------------------
    Name: Mitchell E. Daniels, Jr.         Name: Richard G. Patterson
          ---------------------------            --------------------
    Title: President - North American      Title: President
           Pharmaceutical Operations       -------------------
           --------------------------

9501 East Shea Boulevard               2421 Westport Parkway, Suite 200
Scottsdale, Arizona 85072-2115         Fort Worth, Texas 76177


STATE OF INDIANA       )
                       )
COUNTY OF MARION       )

         This instrument was acknowledged before me this 29th day of April, 1996 by Mitchell E. Daniels, President of PCS Mail Service, Inc., a Delaware corporation, on behalf of said corporation.


                                /s/ LORALYN A. LOVELL
                               ---------------------------------------------
My Commission Expires:         Notary Public in and for the State of Indiana

September 12, 1998             [STAMP]
------------------             ---------------------------------------------
                               Printed Name of Notary

STATE OF TEXAS

COUNTY OF [ILLEGIBLE]


     This instrument was acknowledged before me this ?? day of April, 1996 by [Illegible], President of Hillwood Property Company, a Texas corporation, General Partner of Hillwood/1358, Ltd., a Texas limited partnership, on behalf of said partnership.

                                     /s/ JEANNE L. DENOLF
                                     -------------------------------------------
My Commission Expires:               Notary Public in and for the State of Texas

2-22-99                              Jeanne L. Denolf
----------------------               -------------------------------------------
                                     Printed Name of Notary


                                                    [NOTARY SEAL]
                                                  JEANNE L. DENOLF
                                                    NOTARY PUBLIC
                                                   State of Texas
                                                 Comm. Exp. 02-22-99

                                  EXHIBIT "A"

                                  [SITE PLAN]

                               LEGAL DESCRIPTION
                                  EXHIBIT "A"
                               PARKING LOT TRACT

Being a tract of land situated in the G. Overton Survey, Abstract No. 972, Denton County, Texas, and being a portion of that tract of land described in a Deed to Hillwood/1358, LTD. as recorded in Volume 2512, Page 460 of the Deed Records, of Denton County, Texas, said tract being more particularly described as follows:

COMMENCING at the southwest corner of Lot 6, Block 1, Alliance Center, as recorded in Cabinet L, Page 254, of the Plat Records of Denton County, Texas, said point being in the north right-of-way line of Eagle Parkway;

THENCE S80(degree)06'56"W, 160.00 feet along said right-of-way line to the POINT OF BEGINNING;

THENCE continuing S80(degree)06'56"W, 205.00 feet along said right-of-way line;

THENCE N09(degree)53'04"W, 426.00 feet leaving said right-of-way line;

THENCE N80(degree)06'56"E, 205.00 feet;

THENCE S09(degree)53'04"E, 425.00 feet to the POINT OF BEGINNING, and containing 87,125 square feet or 2.00 acres of land, more or less.

                                  EXHIBIT "B"

                                      Land


                               LEGAL DESCRIPTION

BEING A TRACT OF LAND SITUATED IN THE GREENBERRY OVERTON SURVEY, ABSTRACT NO. 972, DENTON COUNTY, TEXAS, AND BEING A PORTION OF THAT TRACT OF LAND DESCRIBED BY DEED TO HILLWOOD/1358, LTD. AND RECORDED IN VOLUME 2512, PAGE 460, DENTON COUNTY DEED RECORDS, SAID TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT 5/8 INCH IRON ROD WITH YELLOW CAP STAMPED "CARTER & BURGESS" FOUND AT THE SOUTHWEST CORNER OF LOT 6, BLOCK 1, ALLIANCE CENTER, AN ADDITION TO THE CITY OF FORT WORTH AS RECORDED IN CABINET L, PAGE 254, DENTON COUNTY PLAT RECORDS, SAID IRON ROD BEING IN THE NORTHERLY RIGHT-OF-WAY LINE OF EAGLE PARKWAY (A 120 FOOT PUBLIC RIGHT-OF-WAY) AS DEDICATED BY SEPARATE INSTRUMENT RECORDED IN VOLUME 2769, PAGE 580, DENTON COUNTY DEED RECORDS:

THENCE S80(degrees)06'56"W, 160.00 FEET ALONG SAID RIGHT-OF-WAY TO THE POINT OF BEGINNING;

THENCE S80(degrees)06'56"W, 190.00 FEET, CONTINUING ALONG SAID RIGHT-OF-WAY;

THENCE S90(degrees)53'04"W, 460.00 FEET, DEPARTING SAID RIGHT-OF-WAY;

THENCE N80(degrees)06'56"E, 190.00 FEET;

THENCE S09(degrees)53'04"E, 460.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 87,400 SQUARE FEET OR 2.006 ACRES OF LAND, MORE OR LESS.

                               LEGAL DESCRIPTION
                                  EXHIBIT "C"
                                ACCESS EASEMENT

Being a tract of land situated in the G. Overton Survey, Abstract No. 972, Denton County, Texas, and being a portion of that tract of land described in a Deed to Hillwood/1358, LTD. as recorded in Volume 2512, Page 460 of the Deed Records, of Denton County, Texas, said tract being more particularly described as follows:

COMMENCING at the southwest corner of Lot 6, Block 1, Alliance Center, as recorded in Cabinet L, Page 254, of the Plat Records of Denton County, Texas, said being in the north right-of-way line of Eagle Parkway;

THENCE S80(degrees)06'56"W, 100.00 feet along said right-of-way line to the POINT OF BEGINNING;

THENCE continuing S80(degrees)06'56"W, 60.00 feet along said right-of-way line;

THENCE N09(degrees)53'04"W, 425.00 feet leaving said right-of-way line;

THENCE N80(degrees)06'56"E, 60.00 feet;

THENCE S09(degrees)53'04"E, 425.00 feet to the POINT OF BEGINNING, and containing 25,500 square feet or 0.585 acres of land, more or less.

                               LEGAL DESCRIPTION
                                  EXHIBIT "D"
                               DRAINAGE EASEMENT

Being a tract of land situated in the G. Overton Survey, Abstract No. 972, Denton County, Texas, and being a portion of that tract of land described in a Deed to Hillwood/117, LTD. as recorded in Real Property Records No. R0025940 of Denton County, Texas, said tract being more particularly described as follows:

BEGINNING at the southwest corner of Lot 6, Block 1, Alliance Center, as recorded in Cabinet L, Page 254, of the Plat Records of Denton County, Texas, said being in the north right-of-way line of Eagle Parkway;

THENCE S80(degrees)06'56"W, 100.00 feet along said right-of-way line;

THENCE N09(degrees)53'04"W, 400.00 feet leaving said right-of-way line;

THENCE N80(degrees)06'56"E, 156.50 feet to the beginning of a curve to the left;

THENCE 88.75 feet along the arc of said curve, through a central angle of 90(degrees)00'00", whose radius is 56.50 feet the long chord of which bears S35(degrees)06'56"W, 79.90 feet;

THENCE S09(degrees)53'04"E, 343.50 feet to the POINT OF BEGINNING, and containing 40,685 square feet, or 0.934 acres of land, more or less.

THENCE S09(degrees)53'04"E, 425.00 feet to the POINT OF BEGINNING, and containing 40,685 square feet or 0.934 acres of land, more or less.

                               [PROPERTY DIAGRAM]

ALLIANCE ARCHITECTS INC.                                     PCS HEALTH SERVICES